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Filed Pursuant to Rule 424(b)(2)
Registration No. 333-83346

Prospectus Supplement
(To Prospectus dated March 11, 2002)

$1,500,000,000
Medium-Term Notes, Series B
Due 9 Months or More from the Date of Issue

        The following terms may apply to particular notes being offered. The final terms of each note will be specified in a pricing supplement. For more information, see "Description of the Notes."

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  Mature nine months or more from the date of issue
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  May be denominated in U.S. dollars or in a foreign currency or composite currency
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  May be subject to redemption or repurchase at our option or repurchase at the option of the holder
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  Fixed or floating interest rate. The floating interest rate formula may be based on:
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  CD Rate
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  Commercial Paper Rate
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  Federal Funds Rate
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  LIBOR
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  Treasury Rate
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  Prime Rate
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  CMT Rate
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  Another rate set forth in a pricing supplement
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  Fixed rate notes may bear no interest when issued at a discount from the principal amount due at maturity
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  Certificated or book-entry form
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  Interest paid on fixed rate notes and floating rate notes will be paid on the dates specified in the pricing supplement
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  Minimum denominations of $1,000 and integral multiples of $1,000 (or other specified denominations for foreign or composite currencies)

        See "Risk Factors" beginning on page S-4 of this prospectus supplement for a discussion of certain risks that you should consider in connection with an investment in the notes.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT, THE ATTACHED PROSPECTUS OR ANY PRICING SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Price to Public	Agent's Discount	Proceeds to HP, before expenses
Per Note	100%(1)	.125% – .750%(1)	99.875% – 99.250%
Total(2)	$1,500,000,000	$1,875,000 – $11,250,000	$1,498,125,000 – $1,488,750,000

(1)
Unless otherwise specified in the applicable pricing supplement.
(2)
Or the equivalent of this amount in one or more foreign or composite currencies.

        Hewlett-Packard Company is offering the notes on a continuous basis through or to the agents listed below acting as agent or principal. Each agent has agreed to use its reasonable efforts to solicit offers to purchase the notes. We may also sell the notes directly to investors. We may also offer the notes through or to other agents or dealers acting as agent or principal or in other methods specified in a pricing supplement.

Salomon Smith Barney
Banc of America Securities LLC
BNP PARIBAS
Credit Suisse First Boston
Deutsche Bank Securities
Goldman, Sachs & Co.
HSBC
JPMorgan
Merrill Lynch & Co.
Scotia Capital
The Williams Capital Group, L.P.

This prospectus supplement is dated December 6, 2002

        You should rely only on the information incorporated by reference or contained in this prospectus supplement, the attached prospectus and the applicable pricing supplement. We have not authorized anyone to provide you with different information and if you receive any unauthorized information you should not rely on it. We are not making an offer of these securities in any place where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the attached prospectus or any pricing supplement is accurate as of any date other than the date on the front of the applicable document.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT; PRICING SUPPLEMENTS

        We may use this prospectus supplement, together with the attached prospectus and a pricing supplement, to offer our Medium-Term Notes, Series B, referred to as the "notes," from time to time under our senior indenture. The total initial public offering price of notes that may be offered by use of this prospectus supplement is $1,500,000,000 aggregate principal amount or the equivalent in foreign or composite currencies. That amount may be reduced by the amount of any securities subsequently issued under our shelf registration statement (No. 333-83346), provided that no such reduction will affect any note already issued or as to which we have accepted an offer to purchase.

        This prospectus supplement sets forth terms of the notes that we may offer. It supplements the description of the debt securities contained in the attached prospectus. If information in this prospectus supplement is inconsistent with the attached prospectus, this prospectus supplement will apply and will supersede that information in the attached prospectus.

        Each time we issue notes, we will attach a pricing supplement to this prospectus supplement and the attached prospectus. The pricing supplement will contain the specific description of the notes being offered and the terms of the offering. The pricing supplement may also add, update or change information in this prospectus supplement or the attached prospectus. Any information in the pricing supplement, including any changes in the method of calculating interest on any note, that is inconsistent with this prospectus supplement or the attached prospectus will apply and will supersede that information in this prospectus supplement or the attached prospectus.

        It is important for you to read and consider all information contained in this prospectus supplement and the attached prospectus and pricing supplement in making your investment decision. You should also read and consider the information in the documents we have referred you to in "Where You Can Find More Information" on page 5 of the attached prospectus.

RISK FACTORS

        In consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the notes is suitable for you. In addition, you should carefully consider the discussion of those risks set forth in our most recent annual report on Form 10-K and in any subsequent quarterly reports on Form 10-Q, each of which is incorporated by reference.

        The notes are not an appropriate investment for you if you are unsophisticated with respect to the significant elements of the notes or financial matters. In particular, those notes denominated or payable in a foreign currency are not suitable for you if you are unsophisticated with respect to foreign currency transactions, and those notes with payments calculated by reference to one or more interest rates, currencies or other indices or formulas are not suitable for you if you are unsophisticated with respect to transactions involving the applicable interest rate index or currency index or other indices or formulas.

        The treatment of indexed notes for United States federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed note. Accordingly, you, or your tax adviser, should, in general, be competent and capable of independently evaluating the federal income tax consequences applicable in your particular circumstances of purchasing an indexed note.

        The information set forth in this prospectus supplement is directed to prospective purchasers of notes who are United States residents. We are not advising prospective purchasers who are residents of countries other than the United States about any matters that may affect the purchase or holding of, or receipt of payments on the notes. These persons should consult their own advisors about those matters.

Investment in foreign currency notes entails significant risks not associated with debt securities denominated in U.S. dollars

        If you invest in notes that are denominated in a currency other than U.S. dollars, your investment will be subject to significant risks that are not associated with a similar investment in notes denominated in U.S. dollars. These risks include, among others:

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  the possibility of significant changes in rates of exchange between U.S. dollars and the specified currency;

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  the possibility that the United States or any foreign government will impose or modify foreign exchange controls; and

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  the general unavailability of judgments payable in foreign currencies.

        These risks generally depend on factors over which we have no control, such as economic and political events, the supply and demand for the relevant currencies, the actions of sovereign governments and of U.S. federal and state courts.

        See also "Special Provisions Relating to Foreign Currency Notes."

  Volatility of exchange rates

        In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile. This volatility may continue in the future and may be attributable to many factors including relative political and economic stability and the actions of sovereign governments. Even if fluctuations have occurred in any particular exchange rate in the past, fluctuations may not occur in the exchange rate during the term of any note denominated in foreign currency. Depreciation of the currency specified for a note against the U.S. dollar would result in:

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  a decrease in the effective yield of that note below its coupon rate; and

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  a decrease in the market value of the note,

either of which could result in a substantial loss to you on a U.S. dollar basis.

        Except as otherwise described herein or in the applicable pricing supplement, we will make no adjustment to or change the terms of any note payable in any currency other than U.S. dollars in the event of any change in exchange rates for the specified currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting the specified currency, the U.S. dollar or any other currency. Consequently, you will bear the risk that your investment may be adversely affected by these types of events.

  Imposition of foreign exchange controls

        Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a foreign currency at the time of payment of amounts due on a note denominated in that currency. Exchange controls may restrict or prohibit payments in any designated currency. Even if there are no actual exchange controls, a currency may not be available to us when payments on the notes are due because of circumstances beyond our control.

        If payment on a note is required to be made in a currency other than U.S. dollars and that currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control or is no longer used by the government of the country issuing that currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments on that note will be made in U.S. dollars until such currency is again available or used. The amounts payable on any date in such currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the pricing supplement. Any payment in respect of the note made under these circumstances in U.S. dollars will not constitute an event of default under the senior indenture. As a result, the amount of U.S. dollars you would receive on the payment date may not reflect currency market conditions at the time you acquire the notes.

        If applicable, the pricing supplement will contain a description of any material exchange controls affecting the currency in which the notes are denominated, if other than U.S. dollars, and any other required information concerning such currency.

  Judgments with respect to foreign currency notes may not be available in foreign currencies

        The laws of the State of New York will govern the notes. Courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than the U.S. dollar. The Judiciary Law of the State of New York provides, for example, that a judgment granted in connection with an obligation denominated in a currency other than U.S. dollars will be granted in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange on the date of the entry of the judgment. You will bear the currency exchange risk until such time as a New York state court judgment is entered. Furthermore, a state court outside the State of New York may not follow the same rules and procedures on conversions of foreign currency judgments.

Investment in indexed notes entails significant risks

        If you invest in notes indexed to one or more interest rates, currencies or composite currencies, including exchange rates and swap indices between currencies or composite currencies, commodities, securities or other indices or formulas, there will be significant risks that are not associated with similar investments in a conventional fixed rate or floating rate debt security. The direction and magnitude of the change in the value of the relevant index will determine either or both the principal amount of an indexed note payable at maturity or the amount of interest payable on an interest payment date. The risks associated with indexed notes include, among others:

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  fluctuation of the indices or formulas, particularly with respect to volatile indices; and

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  the unavailability of the initially designated index or formula.

        We have no control over a number of matters, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results and the terms of a particular indexed note may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. In addition, if an index or formula used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, the effect of any change in the index or formula will be magnified. Accordingly, if you invest in an indexed note, you may lose all or a portion of the principal invested in such indexed note and may receive no interest on the note.

  An indexed note may be linked to a volatile index, which could harm your investment

        Certain indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The expected principal amount payable at maturity of, or the interest rate on, an indexed note based on a volatile index may vary substantially from time to time. Because the principal amount payable at the maturity of, or interest payable on, an indexed note is generally calculated based on the value of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed notes may be adversely affected by a fluctuation in the level of the relevant index. The volatility of an index may be affected by political or economic events, including the actions of sovereign governments, or by the activities of participants in the relevant markets. Any of these could adversely affect the value of an indexed note.

  An index to which a note is linked could be changed or become unavailable

        Certain indices reference several different currencies, commodities, securities or other financial instruments. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value of the index is calculated. Such an alteration may result in a decrease in the value of or return on an indexed note that is linked to such an index.

        Also, an index may become unavailable due to such factors as war, natural disasters, cessation of publication of the index, or suspension of or disruption in trading in the currency or currencies, commodity or commodities, security or securities or other financial instrument or instruments comprising or underlying such index. If an index becomes unavailable, the determination of principal of or interest on an indexed note may be delayed or an alternative method may be used to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that such alternative methods of valuation will produce values identical to those that would be produced were the relevant index to be used. An alternative method of valuation may result in a decrease in the value of or return on an indexed note.

        Certain indexed notes are linked to indices that are not commonly utilized or have been recently developed. The lack of a trading history may make it difficult to anticipate the volatility or other risks to which such a note is subject. In addition, there may be less trading in such indices or instruments underlying such indices, which could increase the volatility of such indices and decrease the value of or return on indexed notes relating to them.

Our credit ratings may not reflect all risks of an investment in the notes

        The credit ratings of our medium-term note program may not reflect the potential impact of all risks related to structure and other factors relating to your notes. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a possible downgrade, could increase our corporate borrowing costs and affect the market value of your notes.

There may be an uncertain trading market for your notes, and many factors may affect the trading value for your notes

        We cannot assure you that a trading market for your notes will ever develop or be maintained. Many factors independent of our creditworthiness affect the trading market. These factors include:

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  complexity and volatility of the index or formula applicable to the notes;

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  method of calculating the principal, premium and interest in respect of the notes;

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  time remaining to the maturity of the notes;

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  outstanding amount of the notes;

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  redemption of the notes;

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  amount of other debt securities linked to the index or formula applicable to the notes; and

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  level, direction and volatility of market interest rates generally.

        In addition, certain notes have a more limited trading market and experience more price volatility because they were designed for specific investment objectives or strategies. There may be a limited number of buyers when you decide to sell the notes. This may affect the price you receive for the notes or your ability to sell the notes at all. You should not purchase notes unless you understand and know you can bear the foregoing investment risks.

Redemption or repurchase may adversely affect your return on the notes

        If your notes are redeemable or subject to repurchase at our option or are otherwise subject to mandatory redemption, we may, in the case of optional redemption or repurchase, or must, in the case of mandatory redemption, redeem or repurchase the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption or repurchase proceeds in a comparable security at an effective interest rate as high as that of the notes.

DESCRIPTION OF THE NOTES

        The following is a summary of important terms of the notes. This summary supplements and is qualified by reference to the other information contained in this prospectus supplement and the description of the general terms and provisions of our debt securities in the attached prospectus. The definitions of certain capitalized terms used in this prospectus supplement are provided in the Glossary beginning on page S-42.

General Terms

        Amount.    We may offer up to $1,500,000,000 aggregate principal amount of notes or the equivalent in foreign currencies or composite currency units with this prospectus supplement. The notes are being offered on a continuous basis.

        Maturity.    Unless redeemed by us or repurchased at the option of the holder, each note will mature on a Business Day nine months or more from its date of issue, specified on its face and in the applicable pricing supplement.

        Interest.    The notes may bear interest at either a fixed or floating rate. Interest on floating rate notes will be determined, and adjusted periodically, by reference to an interest rate basis or formula, which may be adjusted by a spread or spread multiplier.

        Price.    We may issue notes at prices less than their stated principal amount. Some of these discounted notes will be considered original issue discount notes. Original issue discount notes may or may not bear periodic interest. Unless otherwise specified in the pricing supplement, the amount payable to the holder of an original issue discount note upon an acceleration of its maturity will equal its adjusted issue price. This amount will be less than the amount payable at maturity. If specified in the pricing supplement, the amount of principal or interest on the notes may be determined by reference to an index.

        Ranking.    The notes will be unsecured "senior debt securities," as described in the attached prospectus and will constitute one series of senior debt securities issued under the senior indenture between us, as issuer, and J.P. Morgan Trust Company, National Association, as trustee, referred to as the "trustee." The notes will have the same rank as all of our other unsecured senior debt securities. The senior indenture is incorporated by reference into our registration statement (No. 333-83346).

        Redemption.    The applicable pricing supplement will specify whether the notes are subject to redemption or repayment prior to maturity and whether they will be subject to any sinking fund.

        Form of Notes; Depositary.    Each note will be issued in fully registered form without coupons. Each note will be issued initially either in certificated form or in global form and deposited with, or on behalf of, The Depository Trust Company, referred to as "DTC", as depositary, or such other depositary as may be specified in the applicable pricing supplement. Foreign currency notes may be represented by either global notes or by certificated notes, as specified in the applicable pricing supplement. Notes issued in global form will be "book-entry notes." Beneficial interests in a book-entry note will be shown on, and transfers of those interests will be effected only through, records maintained by the depositary or its participants. Except under limited circumstances, book-entry notes will not be issuable in certificated form. Payments of principal and interest on book-entry notes will be made to the depositary or its nominee. Payments to beneficial owners of interests in book-entry notes will be made through the depositary and its participants. See "—Book-Entry Notes" below and "Description of the Debt Securities—Global Securities" in the attached prospectus.

        Registration of Transfer; Exchange.    Certificated notes may be presented for registration of transfer or exchange at the corporate trust office of the security registrar for the senior debt securities, J.P.

Morgan Trust Company, National Association, located at 560 Mission Street, 13th Floor, San Francisco, California 94105. The transfer or exchange of global notes will be effected as specified in "—Book-Entry Notes" below.

        Currency.    The notes may be denominated in U.S. dollars or in foreign currencies or composite currency units, which will be described in the pricing supplement. Such foreign currency or composite currency unit is referred to as the specified currency. If a specified currency is not described in the pricing supplement, the notes will be denominated in U.S. dollars and payments of principal, premium and interest will be made in U.S. dollars in the manner described in this prospectus supplement. If any of the notes are to be denominated in a foreign currency, additional information about the terms of these notes and other matters of interest to the holders of these notes will be described in the pricing supplement.

        Denominations.    The authorized denominations of the notes denominated in U.S. dollars will be U.S. $1,000 and any multiple of U.S. $1,000 unless otherwise specified in the pricing supplement. The authorized denominations of notes denominated in a foreign currency will be set forth in the pricing supplement.

        Paying Agent and Exchange Agent.    The paying agent and exchange rate agent for the notes will initially be J.P. Morgan Trust Company, National Association.

Payment of Principal and Interest

  Payments on Book-Entry Notes

        General.    We will make payments of principal of, and premium and interest, if any, on notes in book-entry form in the specified currency, subject to the applicable procedures of the depositary or its nominee. See "—Book-Entry Notes." The depositary is currently DTC. Pursuant to the depositary's policies we will make payments on any global note held in book-entry form directly to the depositary or its nominee and not to any indirect holders who own beneficial interests in such global note. We will do this by making the funds available to the trustee on any interest payment date, at maturity or on a redemption date. As soon as possible after that, the trustee will transmit the funds to the depositary who will in turn allocate and make the appropriate payments to the depositary's participants in accordance with the depositary's procedures.

        Notes denominated other than in U.S. dollars.    We understand that pursuant to the current practices of DTC, DTC elects to have all payments made on global notes for which it is the depositary, made in U.S. dollars, regardless of the specified currency, unless notified by a bank or broker participating in its book-entry system through which an indirect holder's beneficial interest in a global note may be held, that such indirect holder elects to receive payment in the specified currency outside of the facilities of DTC. Unless otherwise specified in the applicable pricing supplement, the following must occur for a beneficial owner of notes in book-entry form that are denominated in a specified currency other than U.S. dollars to receive payments of principal or any premium or interest in that specified currency:

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  the beneficial owner must notify the participant of the depositary through which its interest is held on or before the applicable regular record date, in the case of a payment of interest, and on or before the sixteenth day, whether or not a Business Day, before the notes' stated maturity, in the case of principal or premium, of the beneficial owner's election to receive all or a portion of any payment in a specified currency;

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  the participant must notify the depositary of any election on or before the third Business Day after the regular record date; and

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  the depositary must notify the paying agent of the election on or before the fifth Business Day after the regular record date in the case of payment of interest or the tenth Business Day prior to the payment date for any payment of principal or premium.

        If complete instructions are received by the participant and forwarded to the depositary, and forwarded by the depositary to the paying agent, on or before the relevant dates, the beneficial owner of the notes in book-entry form will receive payment in the specified currency and the paying agent will pay such amount in the specified currency to the participant directly. See additional discussion with respect to non-U.S. dollar denominated notes in "Special Provisions Relating to Foreign Currency Notes—Payment Currency." If the preceding procedures are not followed, an indirect owner will receive payment through the facilities of the depositary in U.S. dollars.

  Payments on Certificated Notes

        Notes denominated in U.S. dollars.    Where payments of principal and premium, if any, and interest (at maturity or otherwise) for a certificated note are to be made in U.S. dollars, payments will be made in immediately available funds, provided that the note is presented to the trustee in time for the trustee to make the payments in such funds in accordance with its normal procedures. Notwithstanding the foregoing, where payments of interest and, in the case of amortizing notes, principal and premium, if any, with respect to any certificated note, other than amounts payable at maturity, are to be made in U.S. dollars, the payments may, at our option, be paid by check mailed to the address of the person in whose name a certificated note is registered at the close of business on the applicable record date, as such address appears in the security register.

        Notes denominated other than in U.S. dollars.    Unless we otherwise indicate in the applicable pricing supplement, payments of principal and premium, if any, and interest with respect to any certificated note to be made in a specified currency other than U.S. dollars will be paid in immediately available funds by wire transfer to such account maintained by the holder with a bank designated by the holder on or prior to the regular record date or at least 15 days prior to maturity, as the case may be, provided that such bank has the appropriate facilities for such a payment in the specified currency. However, it is also necessary that with respect to payments of principal and premium, if any, and interest at maturity the note is presented to the trustee in time for the trustee to make such payment in accordance with its normal procedures, which shall require presentation no later than two Business Days prior to maturity in order to ensure the availability of immediately available funds in the specified currency at maturity. A holder must make such designation by filing the appropriate information with the trustee and, unless revoked, any such designation made with respect to any note will remain in effect with respect to any further payments payable to such holder with respect to such note.

        If we so specify in the applicable pricing supplement, payments of principal and premium, if any, and interest with respect to any foreign currency note that is a certificated note will be made in U.S. dollars if the holder of such note elects to receive all such payments in U.S. dollars by delivery of a written request to the trustee either on or prior to the regular record date for such certificated note or at least 15 days prior to maturity. Such election may be in writing, mailed or hand delivered, or by cable, telex or other form of facsimile transmission, to the trustee. A holder of a foreign currency note which is a certificated note may elect to receive payment in U.S. dollars for all principal, premium, if any, and interest payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the trustee, but written notice of such revocation must be received by the trustee either on or prior to the regular record date or at least 15 days prior to maturity.

        Holders of foreign currency notes whose notes are held in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in U.S. dollars may be made.

  Calculation of Exchange Rate

        The U.S. dollar amount to be received by a holder of a note with a specified currency other than U.S. dollars, whether such note is held in certificated or book-entry form, will be based upon the exchange rate as determined by the exchange rate agent based on the most favorable bid quotation of U.S. dollars for us received by such exchange rate agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers in The City of New York selected by the exchange rate agent and approved by us, one of which may be the exchange rate agent, for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the specified currency payable on such payment date in respect of all notes denominated in such specified currency. If three quoting dealers are not available, then two dealers will be used. If no such bid quotations are available, payments will be made in the specified currency, unless such specified currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control, in which case payment will be made as described below under "Special Provisions Relating to Foreign Currency Notes—Payment Currency." All currency exchange costs will be borne by the holders of such notes by deductions from such payments. Unless we otherwise specify in the applicable pricing supplement, J.P. Morgan Trust Company, National Association, will be the exchange rate agent for the notes.

        In the event of an official redenomination of a specified currency for a note, our obligations with respect to payments on a note denominated in that currency will be deemed immediately following such redenomination to provide for payment of equivalent amounts of redenominated currency. In no event will any adjustment be made to any amount payable under a note as a result of any change in the value of a specified currency relative to any other currency due solely to fluctuations in exchange rates.

Interest and Interest Rates

        Unless otherwise specified in the pricing supplement, each note will accrue interest from and including its date of issue. The pricing supplement will designate whether a particular note bears interest at a fixed or floating rate. In the case of a floating rate note, the pricing supplement will also specify whether the note will bear interest based on the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR, the Treasury Rate, the Prime Rate, the CMT Rate or on another interest rate or combination of interest rate bases set forth in the pricing supplement.

        The rate of interest on floating rate notes will reset daily, weekly, monthly, quarterly, semi-annually, annually or otherwise. The reset dates will be specified in the pricing supplement and on the face of each note. In addition, the pricing supplement will specify the spread or spread multiplier, if any, and the maximum interest rate or minimum interest rate, if any, applicable to each floating rate note.

        The interest rate on the notes will in no event be higher than the maximum rate permitted by applicable law.

        Interest on a note will be payable on the first interest payment date following its date of issue, unless the date of issuance is on or after the record date for the first interest payment date, in which case interest will be payable beginning on the second interest payment date following the date of issuance.

        If any interest payment date with respect to any floating rate note, other than an interest payment date that is also the maturity date of that note, falls on a day that is not a Business Day, that interest payment date will be postponed to the next day that is a Business Day and interest will continue to accrue. However, in the case of a LIBOR, if the next Business Day is in the following calendar month, the interest payment date will be the preceding Business Day. If the maturity date of any floating or fixed rate note or an interest payment date for any fixed rate note falls on a day that is not a Business Day, payment of principal, premium, if any, and interest with respect to that note will be paid on the next Business Day. No interest on that payment will accrue from and after that maturity date or interest payment date. Interest payable at maturity will be payable to the person to whom principal is payable.

        Interest rates we offer with respect to the notes may differ depending upon, among other things, the aggregate principal amount of notes purchased in any single transaction. We may from time to time change interest rates, interest rate formulas and other variable terms of the notes. No change, however, will affect any note already issued or as to which an offer to purchase has been accepted by us.

  Fixed Rate Notes

        The pricing supplement relating to an offering of fixed rate notes will designate one or more fixed rates of interest per year payable on the notes. The rate may change as described below under "—Interest Rate Reset" and "—Extension of Maturity." The rate of interest may be zero. Interest on the notes will be payable in arrears on the interest payment dates. Unless otherwise specified in the pricing supplement:

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  the interest payment dates for fixed rate notes will be on the dates specified in the applicable pricing supplement for the fixed rate notes and upon maturity;

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  the regular record dates for payment of interest will be the date (whether or not a Business Day) that is 15 calendar days (unless otherwise specified in the pricing supplement) immediately preceding the interest payment dates specified in the pricing supplement; and

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  interest, if any, on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

  Floating Rate Notes

        Unless we otherwise specify in the applicable pricing supplement, each floating rate note will bear interest at a variable rate determined by reference to an interest rate formula or formulas, which may be adjusted by adding or subtracting the spread and/or multiplying by the spread multiplier, each as described below. A floating rate note may also have either or both of the following:

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  a maximum numerical interest rate limitation, or ceiling, on the rate of interest which may accrue during any interest period; and

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  a minimum numerical interest rate limitation, or floor, on the rate of interest that may accrue during any interest period.

        The spread is the number of basis points specified by us in the applicable pricing supplement as being applicable to the interest rate for such note. The spread multiplier is the percentage specified by us in the applicable pricing supplement as being applicable to the interest rate for such note.

        The applicable pricing supplement relating to a floating rate note will designate an interest rate basis or bases for such floating rate note. Such basis or bases may be:

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  the CD Rate, in which case such note will be a CD Rate note;

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  the Commercial Paper Rate, in which case such note will be a Commercial Paper Rate note;

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  the Federal Funds Rate, in which case such note will be a Federal Funds Rate note;

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  LIBOR, in which case such note will be a LIBOR note;

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  the Treasury Rate, in which case such note will be a Treasury Rate note;

  •
  the Prime Rate, in which case such note will be a Prime Rate note;

  •
  the CMT Rate, in which case such note will be a CMT Rate note; or

  •
  such other interest rate formula or formulas (which may include a combination of more than one of the interest rate bases described above) as may be described in the applicable pricing supplement.

        We will also specify in the applicable pricing supplement for a floating rate note the spread and/or spread multiplier, if any, and the maximum or minimum interest rate limitation, if any, applicable to each note. In addition, in such pricing supplement we will define or particularize for each note the following terms, if applicable: initial interest rate, interest payment dates, Index Maturity, Index Currency, Calculation Date and interest reset date with respect to such note.

        Unless otherwise specified in the pricing supplement, J.P. Morgan Trust Company, National Association, will be the calculation agent with respect to the calculation of rates of interest payable on floating rate notes. Upon the request of a registered holder of a floating rate note, the calculation agent will provide the interest rate then in effect and, if different, the interest rate that will become effective as a result of a determination made on the most recent Interest Determination Date with respect to that floating rate note.

        Unless otherwise specified in the pricing supplement:

  •
  the regular record date for payment of interest will be the fifteenth day before the day on which interest will be paid, whether or not such day is a Business Day; and

  •
  each interest payment on any floating rate note will include interest accrued from and including the date of issue or the last date to which interest has been paid, as the case may be, to, but excluding, the applicable interest payment date or the date of maturity, as the case may be.

        Accrued interest on a floating rate note will be calculated by multiplying the principal amount of the note by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the pricing supplement, the interest factor for each day is computed by dividing the interest rate in effect on that day by:

  •
  the actual number of days in the year, in the case of Treasury Rate notes and CMT rate notes; or

  •
  360 days, in the case of all other floating rate notes.

        The interest rate on a floating rate note in effect on any day will be:

  •
  if the day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date relating to that Interest Reset Date; or

  •
  if the day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date relating to the preceding Interest Reset Date.

        The interest rate in effect for the period from the date of issue to, but excluding, the first Interest Reset Date will be the initial interest rate specified in the pricing supplement.

        Except as otherwise specified in the pricing supplement, all percentages and decimals resulting from any calculation of interest on floating rate notes will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or 0.09876545) will be rounded to 9.87655% (or 0.0987655) and 9.876544% (or 0.09876544) will be rounded to 9.87654% (or 0.0987654). All dollar amounts used in or resulting from any such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

        CD Rate Notes.    A CD Rate note will bear interest at an interest rate calculated with reference to the CD Rate and the spread or spread multiplier, if any, as specified in the CD Rate note and the pricing supplement.

        Unless otherwise specified in the pricing supplement, the CD Rate for any Interest Determination Date is the rate on that date for negotiable certificates of deposit having the Index Maturity specified in the pricing supplement, as published in H.15(519), on the Calculation Date pertaining to that Interest Determination Date under the heading "CDs (secondary market)."

        The following procedures will be followed if the CD Rate cannot be determined as described above:

  •
  If the rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, the CD Rate will be the rate on that Interest Determination Date for negotiable certificates of deposit having the Index Maturity designated in the applicable pricing supplement as published in H.15 Daily Update under the heading "CDs (secondary market)."

  •
  If the rate is not published in either H.15(519) or H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the CD Rate to be the arithmetic mean of the following secondary market offered rates for negotiable certificates of deposit of major United States money-center banks of the highest credit standing with a remaining maturity closest to the Index Maturity designated in the pricing supplement, and in a denomination of $5,000,000: the rates offered as of 10:00 a.m., New York City time, on that Interest Determination Date, by three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York. The calculation agent, after consultation with us, will select the three dealers referred to above.

  •
  If fewer than three dealers are quoting as mentioned above, the CD Rate will be the CD Rate in effect during the prior interest period.

        Commercial Paper Rate Notes.    A Commercial Paper Rate note will bear interest at an interest rate calculated with reference to the Commercial Paper Rate and the spread or spread multiplier, if any, as specified in the Commercial Paper Rate note and the pricing supplement.

        Unless otherwise specified in the pricing supplement, the "Commercial Paper Rate" for any Interest Determination Date is the Money Market Yield of the rate on that date for commercial paper having the Index Maturity specified in the pricing supplement, as published in H.15(519), on the Calculation Date pertaining to that Interest Determination Date under the heading "Commercial paper-Nonfinancial."

        The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

  •
  If the rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, the Commercial Paper Rate will be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the Index Maturity designated in the pricing supplement, as published in H.15 Daily Update under the heading "Commercial paper-Nonfinancial."

  •
  If the rate is not published in either H.15(519) or H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the following offered rates for commercial paper having the Index Maturity specified in the pricing supplement and placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency: the rates offered as of 11:00 a.m., New York City time, by three leading dealers of commercial paper in The City of New York. The calculation agent, after consultation with us, will select the three dealers referred to above.

  •
  If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Commercial Paper Rate will be the Commercial Paper Rate in effect during the prior interest period.

        Federal Funds Rate Notes.    Federal Funds Rate notes will bear interest at an interest rate calculated with reference to the Federal Funds Rate and the spread or spread multiplier, if any, as specified in the Federal Funds Rate note and the pricing supplement.

        Unless otherwise specified in the pricing supplement, the "Federal Funds Rate" for any Interest Determination Date is the rate on that date for Federal Funds as published in H.15(519) under the heading "Federal funds (effective)," as such rate is displayed on Telerate Page 120, on the Calculation Date pertaining to that Interest Determination Date.

        The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

  •
  If the rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds Rate will be the rate on that Interest Determination Date, as published in H.15 Daily Update under the heading "Federal funds (effective)."

  •
  If the rate is not published in either H.15(519) or H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the Federal Funds Rate to be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m., New York City time, on such Interest Determination Date, by each of three leading brokers of Federal funds transactions in New York City. The calculation agent, after consultation with us, will select the three brokers referred to above.

  •
  If fewer than three brokers selected by the calculation agent are quoting as mentioned above, the Federal Funds Rate will be the Federal Funds Rate in effect during the prior interest period.

        LIBOR Notes.    A LIBOR note will bear interest at an interest rate, calculated with reference to LIBOR and the spread or spread multiplier, if any, as specified in the LIBOR note and the pricing supplement. Unless otherwise specified in the pricing supplement, the calculation agent will determine LIBOR as follows:

        With respect to each Interest Determination Date:

  •
  If "LIBOR Telerate" is specified in the pricing supplement, LIBOR will be the rate for deposits in the Index Currency having the Index Maturity specified in the pricing supplement, commencing on the second London Business Day immediately following such Interest Determination Date, as that rate appears on the Designated LIBOR Page as of 11:00 a.m., London time, on that Interest Determination Date.

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  If "LIBOR Reuters" is specified in the pricing supplement, LIBOR will be the arithmetic mean of the offered rates for deposits in the Index Currency having the Index Maturity specified in the pricing supplement, commencing on the second London Business Day immediately following such Interest Determination Date, as those rates appear on the Designated LIBOR Page as of

    11:00 a.m., London time, on that Interest Determination Date, if at least two such offered rates appear on the Designated LIBOR Page.

  •
  If neither "LIBOR Telerate" nor "LIBOR Reuters" is specified in the applicable pricing supplement as the method for calculating LIBOR, LIBOR will be calculated as if "LIBOR Telerate" had been specified.

        If the Designated LIBOR Page by its terms provides only for a single rate, that single rate will be used regardless of the foregoing provisions requiring more than one rate.

        With respect to any Interest Determination Date on which fewer than the required number of applicable rates appear or no rate appears on the applicable Designated LIBOR Page, the calculation agent will determine LIBOR as follows:

  •
  LIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., London time, on the Interest Determination Date, offered by four major banks in the London interbank market to prime banks in the London interbank market for deposits in the Index Currency having the Index Maturity designated in the pricing supplement, commencing on the second London Business Day immediately following such Interest Determination Date, and in a principal amount equal to an amount not less than $1 million that is representative of a single transaction in the market at that time. The calculation agent will select the four banks after consultation with us and request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for that Interest Determination Date will be the arithmetic mean of those quotations.

  •
  If fewer than two quotations are provided as mentioned above, LIBOR will be the arithmetic mean of the rates for loans of the following kind to European banks quoted, at approximately 11:00 a.m., in the applicable Financial Center, on the Interest Determination Date, by three major banks in the applicable Financial Center: loans in the Index Currency, having the Index Maturity designated in the pricing supplement, commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount equal to an amount not less than U.S. $1 million that is representative for a single transaction in that market at that time. The calculation agent, after consultation with us, will select the three banks referred to above.

  •
  If fewer than three banks selected by the calculation agent are quoting as mentioned above, LIBOR will be LIBOR in effect during the prior interest period.

        Treasury Rate Notes.    A Treasury Rate note will bear interest at an interest rate calculated with reference to the Treasury Rate and the spread or spread multiplier, if any, as specified in the Treasury Rate note and the pricing supplement.

        Unless otherwise specified in the pricing supplement, the "Treasury Rate" for any Interest Determination Date is the rate set at the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity designated in the pricing supplement, as that rate appears on either Telerate Page 56 or Telerate Page 57 (or any pages that may replace such pages) under the heading "INVESTMENT RATE."

        The following procedures will be followed if the Treasury Rate cannot be determined as described above:

  •
  If the above rate is not published on Telerate Page 56 or Telerate Page 57 by 3:00 p.m., New York City time, on the Calculation Date, the Treasury Rate will be the Bond Equivalent Yield of the auction average rate, as otherwise announced by the United States Department of the Treasury, for the Interest Determination Date.

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  If the results of the most recent auction of Treasury bills having the Index Maturity designated in the pricing supplement are not published or announced as described above by 3:00 p.m., New York City time, on the Calculation Date, or if no auction is held in a particular week, the Treasury Rate will be the Bond Equivalent Yield of the rate set forth in H.15(519) for the Interest Determination Date opposite the Index Maturity under the heading "U.S. government securities/Treasury bills/Secondary market."

  •
  If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, the Treasury Rate will be the Bond Equivalent Yield of the rate set forth in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, for the Interest Determination Date in respect of the Index Maturity under the heading "U.S. government securities/Treasury bills/Secondary market."

  •
  If the above rate is not published in H.15(519), H.15 Daily Update or another recognized source by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the Treasury Rate to be the Bond Equivalent Yield of the arithmetic mean of the following secondary market bid rates for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified in the pricing supplement: the rates bid as of approximately 3:30 p.m., New York City time, on the Interest Determination Date by three leading primary United States government securities dealers. The calculation agent, after consultation with us, will select the three dealers referred to above.

  •
  If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Treasury Rate will be the Treasury Rate in effect during the prior interest period.

        Prime Rate Notes.    A Prime Rate note will bear interest at an interest rate calculated with reference to the Prime Rate and the spread or spread multiplier, if any, as specified in the Prime Rate note and the pricing supplement.

        Unless otherwise specified in the note and the pricing supplement, the "Prime Rate" for any Interest Determination Date is the prime rate or base lending rate on that date, as published in H.15(519), on the Calculation Date pertaining to the Interest Determination Date under the heading "Bank prime loan."

        The following procedures will be followed if the Prime Rate cannot be determined as described above:

  •
  If the rate is not published in H.15(519) prior to 3:00 p.m., New York City time, on the Calculation Date, then the Prime Rate will be the rate on the Interest Determination Date as published in H.15 Daily Update opposite the heading "Bank prime loan."

  •
  If the above rate is not published in either H.15(519) or H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 as that bank's prime rate or base lending rate in effect for that Interest Determination Date.

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  If fewer than four rates appear on the Reuters Screen USPRIME1 as of 11:00 a.m., New York City time, on the Interest Determination Date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on the Interest Determination Date by four major banks in The City of New York selected by the calculation agent from a list approved by us.

  •
  If fewer than two rates appear on the Reuters Screen USPRIME1 on the Interest Determination Date, then the Prime Rate will be the arithmetic mean of the prime rates or base lending rates furnished by the appropriate number of substitute U.S. banks or trust companies in The City of New York that are subject to supervision or examination by federal or state authority. The calculation agent will select the banks or trust companies referred to above from a list approved by us.

  •
  If the banks selected by the calculation agent are not quoting as mentioned above, the Prime Rate will be the Prime Rate in effect during the prior interest period.

        CMT Rate Notes.    A CMT Rate note will bear interest at an interest rate calculated with reference to the CMT Rate and the spread or spread multiplier, if any, as specified in the CMT Rate notes and the pricing supplement.

        Unless otherwise specified in the pricing supplement, the "CMT Rate" for any Interest Determination Date is the rate displayed on the Designated CMT Telerate Page by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Interest Determination Date under the heading (or any successor heading) "Treasury Constant Maturities-Federal Reserve Board Release H.15-Mondays Approximately 3:45 p.m.," under the column for the Index Maturity specified in the pricing supplement for:

  •
  if the Designated CMT Telerate Page is 7051, such Interest Determination Date;

  •
  if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs; or

  •
  if no page is specified, the Designated CMT Telerate Page is 7052 for the most recent week.

        The following procedures will be used if the CMT Rate cannot be determined as described above:

  •
  If the above rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the Calculation Date, then the CMT Rate will be the Treasury constant maturity rate for the Index Maturity for the Interest Determination Date, as published in H.15(519).

  •
  If that rate is no longer published in H.15(519), or if not displayed by 3:00 p.m., New York City time, on the Calculation Date, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the Index Maturity for the Interest Determination Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519).

  •
  If that information is no longer provided by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the CMT Rate to be a yield to maturity based on the arithmetic mean of the following secondary market offered rates for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Index Maturity and a remaining term to maturity of not less than the Index Maturity minus one year: the rates reported as of approximately 3:30 p.m., New York City time, on the Interest Determination Date, by three leading primary United States government securities dealers in The City of New York, according to their written records. The calculation agent will select, after consultation with us, five leading primary United States government securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations.

  •
  If the calculation agent cannot obtain three Treasury Note quotations, the calculation agent will determine the CMT Rate to be a yield to maturity based on the arithmetic mean of the following secondary market offered rates for the most recently issued Treasury Notes with an original maturity of the number of years that is the next highest to the Index Maturity, a remaining term to maturity closest to the Index Maturity and in an amount of at least U.S. $100 million: the offered rates as of approximately 3:30 p.m., New York City time, on the Interest Determination Date, of three leading primary United States government securities dealers in The City of New York, selected using the same method described above.

  •
  If three or four (but not five) reference dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

  •
  If fewer than three leading primary United States government securities dealers selected by the calculation agent are quoting as described above, the CMT Rate will be the CMT Rate in effect during the prior interest period.

  Floating Rate/Fixed Rate Notes

        A note may be a floating rate note for a portion of its term and a fixed rate note for a portion of its term. In this event, the interest rate on the note will be determined as if it were a floating rate note and a fixed rate note for each specified period, as shall be set out in the pricing supplement.

  Interest Rate Reset

        If we have the option under any note to reset the interest rate, in the case of a fixed rate note, or to reset the spread and/or spread multiplier, in the case of a floating rate note, we will indicate such option in the pricing supplement relating to such note, and, if so:

  •
  the date or dates on which such interest rate or such spread and/or spread multiplier, as the case may be, may be reset, each being referred to as an optional reset date; and

  •
  the basis or formula, if any, for such optional reset.

        We may exercise such option with respect to a note by notifying the trustee of such exercise at least 45 but not more than 60 days prior to an optional reset date for such note, unless otherwise specified in the pricing supplement. Not later than 40 days (unless otherwise specified in the pricing supplement) prior to such optional reset date, the trustee will mail to the holder of such note a notice, called the reset notice, first class, postage prepaid, setting forth:

  •
  our election to reset the interest rate, in the case of a fixed rate note, or the spread and/or spread multiplier, in the case of a floating rate note;

  •
  such new interest rate or such new spread and/or spread multiplier; and

  •
  the provisions, if any, for redemption during the period from such optional reset date to the next optional reset date or, if there is no such next optional reset date, to the stated maturity of such note (each such period is called a subsequent interest period) including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such subsequent interest period.

        Notwithstanding the above, not later than 20 days (unless otherwise specified in the pricing supplement) prior to an optional reset date for a note, we may, at our option, revoke the interest rate, in the case of a fixed rate note, or the spread and/or spread multiplier, in the case of a floating rate note, in either case provided for in the reset notice and establish a higher interest rate, in the case of a fixed rate note, or a higher spread and/or spread multiplier, in the case of a floating rate note, for the subsequent interest period commencing on such optional reset date by mailing or causing the trustee to mail notice of such higher interest rate or higher spread and/or spread multiplier, as the case may be, first class, postage prepaid, to the direct holder of such note. Such notice shall be irrevocable. All notes with respect to which the interest rate or spread and/or spread multiplier is reset on an optional reset date will bear such higher interest rate, in the case of a fixed rate note, or higher spread and/or spread multiplier, in the case of a floating rate note.

        If we elect to reset the interest rate or the spread and/or spread multiplier of a note, the holder of such note will have the option to elect repayment of such note by us on any optional reset date at a price equal to the principal amount of such note plus any accrued interest to such optional reset date. In order for a note to be so repaid on an optional reset date, the holder must follow the procedures described below under "—Repurchase at Option of the Holder" for optional repayment, except that the period for delivery of such note or notification to the trustee shall be at least 25 but not more than 35 days (unless otherwise specified in the pricing supplement) prior to such optional reset date and except that a holder who has tendered a note for repayment pursuant to a reset notice may, by written notice to the trustee, revoke any such tender for repayment until the close of business on the tenth day prior to such optional reset date.

Amortizing Notes

        We may from time to time offer fixed rate notes on which all or a portion of the principal amount is payable before the stated maturity in accordance with a schedule, by application of a formula or by reference to an index. These notes are referred to as "amortizing notes." Unless otherwise specified in the pricing supplement, interest on each amortizing note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to amortizing notes will be applied first to interest and then to principal. Further information concerning additional terms and provisions of amortizing notes, including repayment information, will be specified in the pricing supplement.

Indexed Notes

        The notes may be issued from time to time as notes of which the principal, premium and/or interest will be determined with reference to specified currencies, currency units, commodities, stock, other securities, interest or other notes, financial or non-financial indices or other factors, in each case as set forth in the pricing supplement. These notes are referred to as "indexed notes." Holders of indexed notes may receive a principal amount at maturity that is greater than or less than the face amount of the notes depending upon the relative value of the specified index. Information as to the method for determining the amount of principal, premium and/or interest payable in respect of indexed notes, the time and manner of such payments, certain historical information with respect to the specified index, material tax considerations and other information will be set forth in the pricing supplement.

        For the purpose of determining whether holders of the requisite principal amount of securities outstanding under the senior indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of indexed notes will be deemed to be the face amount of the indexed notes. In the event of an acceleration of the maturity of an indexed note, the principal amount payable to the holder of that note upon acceleration will be the principal amount determined by reference to the formula by which the principal amount of the note would be determined on the maturity date, as if the date of acceleration were the maturity date.

Original Issue Discount Notes

        We may from time to time offer original issue discount notes. The pricing supplement for the original issue discount notes may provide that the holders will not receive periodic interest payments. Additional provisions relating to the original issue discount notes may be described in the pricing supplement. By an original issue discount note, we mean either:

  •
  a note, including any zero coupon note, that has a stated redemption price at stated maturity that exceeds its issue price by at least 0.25% of its stated redemption price at maturity multiplied by the number of full years from the original issue date to stated maturity; or

  •
  any other note we designate as issued with original issue discount for United States federal income tax purposes.

        For the purpose of determining whether holders of the requisite principal amount of notes outstanding under the senior indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of original issue discount notes shall be deemed to be the amount of the principal that would be due and payable upon acceleration of the stated maturity as of the date of such determination.

Dual Currency Notes

        We may from time to time offer notes for which we have a one-time option to pay the principal, premium, if any, and interest, if any, on the notes in an optional currency specified in the pricing supplement that is a different currency from the currency specified in the note. These notes are referred to as "dual currency notes." We shall specify in the pricing supplement for the dual currency note:

  •
  the specified currency;

  •
  the optional payment currency;

  •
  the designated exchange rate;

  •
  the option election dates; and

  •
  the interest payment dates for dual currency notes.

        The amounts payable and the method for calculating these amounts with respect to dual currency notes and any additional terms and conditions of any issue of dual currency notes will be specified in the pricing supplement.

Extension of Maturity

        If we have provided in any note the option for us to extend the stated maturity for one or more periods, each an extension period, up to but not beyond the final maturity date described in the pricing supplement relating to such note, such pricing supplement will indicate such option and the basis or formula, if any, for setting the interest rate, in the case of a fixed rate note, or the spread and/or spread multiplier, in the case of a floating rate note, applicable to any such extension period, and such pricing supplement will describe any special tax consequences to holders of such notes.

        We may exercise such option with respect to a note by notifying the trustee of such exercise at least 45 but not more than 60 days (unless otherwise specified in the pricing supplement) prior to the original stated maturity of such note in effect prior to the exercise of such option. No later than 40 days (unless otherwise specified in the pricing supplement) prior to the original stated maturity, the trustee will mail to the holder of such note an extension notice relating to such extension period, first class, postage prepaid, setting forth:

  •
  our election to extend the stated maturity of such note;

  •
  the new stated maturity;

  •
  in the case of a fixed rate note, the interest rate applicable to the extension period or, in the case of a floating rate note, the spread and/or spread multiplier applicable to the extension period; and

  •
  the provisions, if any, for redemption during the extension period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the extension period.

        When the trustee has mailed an extension notice to the holder of a note, the stated maturity of such note shall be extended automatically as described in the extension notice, and, except as modified by the extension notice and as described in the next paragraph, such note will have the same terms as prior to the mailing of such extension notice.

        Notwithstanding the above, not later than 20 days (unless otherwise specified in the pricing supplement) prior to the original stated maturity for a note, we may, at our option, revoke the interest rate, in the case of a fixed rate note, or the spread and/or spread multiplier, in the case of a floating rate note, provided for in the extension notice and establish a higher interest rate, in the case of a fixed rate note, or a higher spread and/or spread multiplier, in the case of a floating rate note, for the extension period by mailing or causing the trustee to mail notice of such higher interest rate or higher spread and/or spread multiplier, as the case may be, first class, postage prepaid, to the holder of such note. Such notice shall be irrevocable. All notes with respect to which the stated maturity is extended will bear such higher interest rate, in the case of a fixed rate note, or higher spread and/or spread multiplier, in the case of a floating rate note, for the extension period.

        If we elect to extend the stated maturity of a note, the direct holder of such note will have the option to elect repayment of such note by us at the original stated maturity at a price equal to the principal amount of such note plus any accrued interest to such date. In order for a note to be so repaid on the original stated maturity, the direct holder must follow the procedures described below under "—Repurchase at Option of the Holder" for optional repayment, except that the period for delivery of such note or notification to the trustee shall be at least 25 but not more than 35 days (unless otherwise specified in the pricing supplement) prior to the original stated maturity and except that a direct holder who has tendered a note for repayment pursuant to an extension notice may, by written notice to the trustee, revoke any such tender for repayment until the close of business on the tenth day prior to the original stated maturity.

Book-Entry Notes

        Book-entry notes of any series will be issued in the form of one or more registered global notes that will be deposited with, or on behalf of, DTC, as depositary (or such other depositary as may be specified in the pricing supplement), and registered in the name of the depositary's nominee. A global note may not be transferred except as a whole to another nominee of the depositary or to a successor depositary or its nominee.

        Upon the issuance of a global note, the depositary will credit, on its book-entry registration and transfer system, the principal amount of the notes represented by the global note to accounts of institutions that have accounts with the depositary. Institutions that have accounts with the depositary are referred to as "participants." The accounts to be credited will be designated by the agents, or by us if we sell the notes directly. Owners of beneficial interests in a global note that are not participants or persons that may hold through participants but desire to purchase, sell or otherwise transfer ownership of the notes by book-entry on the records of the depositary may do so only through participants and persons that may hold through participants. Because the depositary can only act on behalf of participants and persons that may hold through participants, the ability of an owner of a beneficial interest in a global note to pledge notes to persons or entities that do not participate in the book-entry and transfer system of the depositary, or otherwise take actions in respect of the notes, may be limited. In addition, the laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair a purchaser's ability to transfer beneficial interests in a global note.

        So long as the depositary, or its nominee, is the registered owner of a global note, the depositary or its nominee will be considered the sole owner or holder of the notes represented by the global note for all purposes under the senior indenture. Generally, owners of beneficial interests in a global note will not be entitled to have notes represented by the global note registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owners or holders of the notes under the senior indenture.

        Principal and interest payments on notes registered in the name of the depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global note. Neither we, the trustee, any paying agent or the note registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global note or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary, upon receipt of any payment of principal or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global note held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in "street name," and will be the responsibility of such participants. Owners of beneficial interests in a global note that hold through the depositary under a book-entry format (as opposed to holding certificates directly) may experience some delay in the receipt of interest payments because the depositary will forward payments to its participants, which in turn will forward them to persons that hold through participants.

        If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us or the depositary within ninety days, we will issue notes in definitive registered form in exchange for any global notes. In addition, either the depositary or we may at any time, in our sole discretion, determine not to have the notes represented by a global note and, in such event, we will issue notes in definitive registered form in exchange for the global note. In either instance, an owner of a beneficial interest in the global note will be entitled to have notes equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of the notes in definitive form.

        DTC has advised us as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which own DTC. Access to DTC's book-entry system is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        All payments of principal, premium, if any, and any interest on foreign currency notes which are global notes will be made in U.S. dollars unless the depositary has received notice in accordance with its procedures from any participants of their election to receive all or a specified portion of such payments in the specified currency, in which case payments in the specified currency will be made directly to such participants.

Redemption and Repurchase

        If applicable, the pricing supplement will indicate the terms on which the notes will be redeemable or subject to repurchase at our option. Unless otherwise specified in the pricing supplement, notice of redemption or repurchase will be provided by mailing a notice of redemption or repurchase to each holder at least 30 days and not more than 60 days (unless otherwise specified in the pricing supplement) before the date fixed for redemption or repurchase. If not all the notes having the same terms are to be redeemed or repurchased, as the case may be, the notes to be redeemed or repurchased shall be selected by the trustee by a method that the trustee deems fair and appropriate. Unless otherwise specified in the pricing supplement, the notes will not be subject to any sinking fund.

        We may at any time purchase notes at any price in the open market or otherwise. Notes purchased by us may, at our discretion, be held or resold or surrendered to the trustee for cancellation.

Repurchase at the Option of the Holder

        If applicable, the pricing supplement will indicate that the note will be subject to repurchase at the holder's option on a date or dates prior to maturity, and at a price or prices, set forth in the pricing supplement, together with accrued interest to the date of repurchase.

        In order for a note to be repurchased, the trustee must receive at least 30 days but not more than 45 days (unless otherwise specified in the pricing supplement) prior to the repurchase date:

  •
  appropriate wire instructions; and

  •
  either (a) the note with the form entitled "Option to Elect Repurchase" on the reverse of the note duly completed, or (b) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company in the United States setting forth:

  (i)
  the name of the holder of the note;

  (ii)
  the principal amount of the note;

  (iii)
  the portion of the principal amount of the note to be repurchased;

  (iv)
  the certificate number or a description of the tenor and terms of the note;

  (v)
  a statement that the option to elect repurchase is being exercised; and

  (vi)
  a guarantee that the note to be repaid with the form entitled "Option to Elect Repurchase" on the reverse of the note duly completed will be received by the trustee within five Business Days. The trustee must actually receive the note and form duly completed by the fifth Business Day.

        Exercise of the repurchase option by the holder of a note shall be irrevocable. The holder of a note may exercise the repurchase option for less than the entire principal amount of the note provided that the principal amount of the note remaining outstanding after repurchase is an authorized denomination. No transfer or exchange of any note will be permitted after exercise of a repurchase option. If a note is to be repurchased in part, no transfer or exchange of the portion of the note to be repurchased will be permitted after exercise of a repurchase option. All questions as to the validity, eligibility, including time of receipt, and acceptance of any note for repurchase will be determined by us and our determination will be final, binding and non-appealable.

        If a note is represented by a global note, the depositary or its nominee will be the holder of the note and therefore will be the only entity that can exercise a right to repurchase. In order to ensure that the depositary or its nominee will timely exercise a right to repurchase with respect to a particular note, the beneficial owner of such note must instruct the broker or other direct or indirect participant through which it holds an interest in such note to notify the depositary of its desire to exercise a right to repurchase. Different firms have different cutoff times for accepting instructions from their customers. As a result, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cutoff time by which an instruction must be given in order for timely notice to be delivered to the depositary.

Tax Redemption

        If specified in the applicable pricing supplement for the notes, we may redeem the notes, subject to any other terms specified in the note and the pricing supplement, as a whole but not in part, at our option, upon not more than 60 days, nor less than 30 days (unless otherwise specified in the pricing supplement), prior notice to the holders of the notes, at a redemption price equal to 100% of the principal amount of the notes, or, if applicable, a lesser amount in the case of original issue discount notes, and premium, if any, together with accrued interest, if any, to the date fixed for redemption, if on the next succeeding interest payment date, we will be obligated to:

  •
  pay any additional amounts as specified in the pricing supplement; or

  •
  account to any federal or state taxing authority for any amount, other than any tax withheld or deducted from interest payable on a particular series of notes, regarding any payment made or to be made on any note.

        No redemption may be made pursuant to this provision unless:

  •
  we deliver to the trustee an officer's certificate stating that we determine, in our business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of commercially reasonable methods available to us; and

  •
  we have received an opinion of legal counsel to the effect that there is a substantial likelihood that we have or will become required to pay such additional amounts as a result of a change in law or an act taken by a federal or state taxing authority or as otherwise specified in the pricing supplement.

        If specified in the applicable pricing supplement for the particular issuance of the notes, we will, subject to certain exceptions and limitations set forth below, pay to the holder of such note who is a United States Alien (as defined below), as additional interest, such additional amounts as may be necessary in order that every net payment on such note (including payment of the principal of and interest on such note) by us or our specified paying agent, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States (or any state thereof), will not be less than the amount provided in such note to be then due and payable.

        However, our obligation to pay additional amounts with respect to that particular issuance of notes will not apply to:

  (1)
  any tax, assessment or other governmental charge that would not have been so imposed but for:

  •
  the existence of any present or former connection between such holder or beneficial owner of such note (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, such holder, if such holder is an estate or a trust, or a member or shareholder of such holder, if such holder is a partnership or corporation) and the United States or any political subdivision or taxing authority thereof or therein, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident of the United States or treated as a resident thereof or being or having been engaged in a trade or business or present therein or having or having had a permanent establishment therein; or

  •
  such holder's or beneficial owner's past or present status as a personal holding company, foreign personal holding company, foreign private foundation or other foreign tax-exempt organization with respect to the United States, controlled foreign corporation for United States tax purposes or corporation that accumulates earnings to avoid United States federal income tax;

  (2)
  any estate, inheritance, gift, excise, sales, transfer, wealth or personal property tax or any similar tax, assessment or other government charge;

  (3)
  any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of such note for payment more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

  (4)
  any tax, assessment or other governmental charge that is payable otherwise than by withholding from a payment on such note;

  (5)
  any tax, assessment or other governmental charge required to be withheld by any paying agent from a payment on such note, if such payment can be made without such withholding by any other paying agent;

  (6)
  any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with applicable certification, information, documentation, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such note if such compliance is required by statute or regulation of the United States or by any applicable tax treaty to which the United States is a party as a precondition to relief or exemption from such tax, assessment or other governmental charge;

  (7)
  any tax, assessment or other governmental charge imposed on a holder that actually or constructively owns 10% or more of the combined voting power or all classes of our stock;

  (8)
  any tax, assessment or other governmental charge that would not have been imposed or withheld but for the treatment of the interest by us as contingent interest described in Section 871(h)(4) of the Internal Revenue Code of 1986, as amended;

  (9)
  any tax, assessment or other governmental charge that would not have been imposed or withheld but for an election by the holder the effect of which is to make the payment of the principal of, or interest (or any other amount) on, such note by us or a paying agent subject to United States federal income tax; or

  (10)
  any combination of items (1), (2), (3), (4), (5), (6), (7), (8) and (9).

        In addition, we shall not be required to pay additional amounts on such note to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to additional amounts (or payment of additional amounts would not have been necessary) had such beneficiary, settlor, member or beneficial owner been the holder of such note.

        For the purposes above, a "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary, of a foreign estate or trust. "United States" means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction.

Covenants

        The covenants contained in the indenture described under the caption "Description of the Debt Securities—Covenants in the Senior Indenture" in the attached prospectus will apply to the notes.

Defeasance

        The provisions of the indenture relating to defeasance and covenant defeasance described under the caption "Description of the Debt Securities—Satisfaction and Discharge; Defeasance" in the attached prospectus will apply to the notes.

Other Provisions

        Any provisions with respect to a note, including the specification and determination of one or more interest rate bases, the calculation of the interest and/or principal payable on the note, any redemption, extension or repayment provisions, or any other provisions relating to a note, may be modified or supplemented to the extent not inconsistent with the terms of the senior indenture, so long as the provisions are specified in the note and in the pricing supplement.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

        Foreign currency notes will not be sold in, or to residents of, the country issuing the specified currency in which particular notes are denominated. The information described in this prospectus supplement is directed to prospective purchasers who are United States residents, and we disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of and interest on the notes. Such persons should consult their own counsel with regard to such matters. See "Risk Factors—Investment in foreign currency notes entails significant risks not associated with debt securities denominated in U.S. dollars."

        The pricing supplement relating to notes that are denominated in, or the payment of which is determined with reference to, a specified currency other than U.S. dollars or relating to currency indexed notes will contain information concerning historical exchange rates for such specified currency against the U.S. dollar or other relevant currency, a description of such currency or currencies and any exchange controls affecting such currency or currencies. Information concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trend in fluctuations in currency exchange rates that may occur in the future.

Payment Currency

        Unless we otherwise specify in the applicable pricing supplement, purchasers of the notes are required to pay for foreign currency notes in U.S. dollars, a foreign currency or such other composite currency unit specified in the applicable pricing supplement. At the present time there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies and vice versa, and banks generally do not offer non-U.S. dollar checking and savings account facilities in the United States. If a prospective purchaser of the notes does not have the specified currency to purchase the notes from us, the prospective purchaser may request that the agent involved in the initial placement of the notes convert such purchaser's U.S. dollars into the specified currency if notice is given by such purchaser to the agent on or prior to the fifth day preceding the delivery of the notes. Each such conversion in connection with the initial purchase of the notes from us will be made by the agent for the initial placement of the notes on terms and subject to conditions, limitations and charges as this agent may from time to time establish in accordance with its regular foreign exchange practices. All costs of exchange will be borne by the purchasers of the notes. Special tax considerations apply to foreign currency notes and are described below under "United States Federal Taxation—U.S. Holders—Nonfunctional Currency Notes."

        Except as described in the applicable pricing supplement, if payment on a note is required to be made in a specified currency other than U.S. dollars and such currency is unavailable in our good faith judgment due to the imposition of exchange controls or other circumstances beyond our control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments with respect to such note shall be made in U.S. dollars until such currency is again available or so used. The amount so payable on any date in such foreign currency shall be converted into U.S. dollars at a rate determined by the exchange rate agent on the basis of the market exchange rate on the second Business Day prior to such payment, or, if the market exchange rate is not then available, the most recently available market exchange rate or as otherwise determined by us in good faith if the foregoing is impracticable. Any payment in respect of such note made under such circumstances in U.S. dollars will not constitute an event of default under the senior indenture.

        The notes that are denominated in, or the payment of which is determined by reference to, a specified currency other than U.S. dollars, will provide that, in the event of an official redenomination of a foreign currency, including, without limitation, an official redenomination of a foreign currency that is a composite currency, our obligations with respect to payments on notes denominated in such currency shall, in all cases, be regarded immediately following such redenomination as providing for the payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. Such notes will not provide for any adjustment to any amount payable under the notes as a result of:

  •
  change in the value of a foreign currency due solely to fluctuations in exchange rates; or

  •
  any redenomination of any component currency of any composite currency, unless such composite currency is itself redenominated.

        If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency. If any component currency is divided into two or more currencies, the amount of that original component currency as a component shall be replaced by the amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.

        All determinations referred to above made by the exchange rate agent shall be at its sole discretion, except to the extent expressly provided herein that any determination is subject to our approval. In the absence of manifest error, such determinations shall be conclusive for all purposes and binding on holders of the notes and the exchange rate agent shall have no liability therefor.

UNITED STATES FEDERAL TAXATION

        The following summary describes certain United States federal income tax consequences of the purchase, ownership and disposition of notes as of the date of this prospectus supplement. Generally, this summary deals only with notes held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, tax-exempt entities, life insurance companies, persons holding notes as part of a hedging, constructive sale or conversion transaction or a straddle or to holders of notes whose "functional currency" is not the U.S. dollar. Except as otherwise specifically noted, this discussion only covers you if you buy your notes in the initial offering of a particular issuance of notes. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code and regulations, rulings and judicial decisions as of the date of this prospectus supplement. Those authorities may be repealed, revoked or modified so as to result in United States federal income tax consequences different from those discussed below. This discussion does not cover the effect of U.S. federal estate and gift tax laws on U.S. holders or any effect of state, local or foreign law. Any special United States federal tax considerations relevant to a particular issue of the notes (for example, special considerations relevant to indexed notes or notes providing for contingent payments) will be provided in the pricing supplement. We have not requested a ruling from the IRS on the tax consequences of the notes. As a result, the IRS could disagree with portions of this discussion. Persons considering the purchase, ownership or disposition of notes should consult their own tax advisors concerning the United States federal tax consequences to them in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

U.S. Holders

  Payments of Interest

        Except as set forth below, interest on a note will generally be taxable to a U.S. holder as ordinary income at the time it is paid or accrued in accordance with the U.S. holder's method of accounting for tax purposes. As used in this prospectus supplement, a "U.S. holder" means a beneficial owner of a note that is:

  •
  an individual citizen or resident of the United States;

  •
  a corporation or partnership or entity taxable as a corporation or partnership created or organized in or under the laws of the United States or any political subdivision of the United States;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Internal Revenue Code.

        If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding notes, we suggest that you consult your tax advisor.

        A "non-U.S. holder" is a holder that is not a U.S. holder.

  Original Issue Discount

        U.S. holders of notes issued with original issue discount will be subject to special tax accounting rules, as described in greater detail below. Original issue discount is referred to as "OID." U.S. holders of those notes generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, U.S. holders of those notes generally will not be required to include separately in income cash payments received on the notes, even if denominated as interest, to the extent those payments do not constitute "qualified stated interest." Notes issued with OID will be referred to as "original issue discount notes." Notice will be given in the pricing supplement when we determine that a particular note will be an original issue discount note.

        Original Issue Discount Notes.    This summary is based upon final Treasury regulations addressing debt instruments with OID. A note with an "issue price" that is less than its stated redemption price at maturity generally will be issued with original issue discount if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The stated redemption price at maturity is equal to the sum of all payments to be made on the note other than "qualified stated interest." The "issue price" of each note in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public, not including any sales to an underwriter, placement agent or similar person. The term "qualified stated interest" means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, at least annually during the entire term of the note at a single fixed rate or, subject to certain conditions, based on one or more interest indices. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Notice will be given in the pricing supplement when we determine that a particular note will bear interest that is not "qualified stated interest."

        In the case of a note issued with de minimis OID, the U.S. holder generally must include the de minimis OID in income at the time payments other than qualified stated interest on the notes are made in proportion to the amount paid. A note will have de minimis OID if it is issued with a discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. Any amount of de minimis OID includible in income generally will be treated as capital gain.

        Constant Yield Accrual of OID.    U.S. holders of original issue discount notes with a maturity upon issuance of more than one year must, in general, regardless of their usual method of accounting, include OID in income in advance of the receipt of some or all of the related cash payments using the "constant yield method" described in this paragraph. The amount of OID includable in income by the initial U.S. holder of an original issue discount note is the sum of the "daily portions" of OID with respect to the note for each day during the taxable year or portion of the taxable year in which that U.S. holder held such note. This amount is referred to as "accrued OID." The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" for an original issue discount note may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of:

  •
  the product of the note's adjusted issue price at the beginning of the accrual period and its yield to maturity properly adjusting for the length of the accrual period over

  •
  the aggregate of all "qualified stated interest" allocable to the accrual period.

        OID allocable to a final accrual period is the difference between the amount payable at maturity and the adjusted issue price at the beginning of the final accrual period. For purposes of this calculation, the amount payable at maturity will not include payments of "qualified stated interest."

Special rules apply for calculating OID for an initial short accrual period. The "adjusted issue price" of a note at the beginning of any accrual period generally is equal to its issue price:

  •
  increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below; and

  •
  reduced by any payments made on the note, other than "qualified stated interest," on or before the first day of the accrual period, and reduced by previously allocable acquisition or bond premium.

The yield to maturity of a note equals the discount rate that, when used to compute the present value of all principal and interest payments under the note, produces a present value equal to the issue price of the note.

        Under these rules, a U.S. holder will have to include in income increasingly greater amounts of OID in successive accrual periods. As discussed further below under "Backup Withholding and Information Reporting," we are required to provide information returns stating the amount of OID accrued on notes held of record by persons other than corporations and other exempt holders.

        In the case of an original issue discount note that is a floating rate note, if certain conditions are met, both the "yield to maturity" and "qualified stated interest" will be determined solely for purposes of calculating the accrual of OID as though the note will bear interest in all periods at a fixed rate generally equal to:

  •
  the rate that would be applicable to interest payments on the note on its date of issue; or

  •
  the rate that reflects the yield to maturity that is reasonably expected for the note.

        Additional rules may apply if interest on a floating rate note is based on more than one interest index. Persons considering the purchase of floating rate notes should carefully examine the pricing supplement and should consult their own tax advisors regarding the United States federal income tax consequences of the holding and disposition of those notes.

        Constant Yield Election for All Note Interest.    U.S. holders may elect to treat all interest on any note as OID and calculate the amount includable in gross income under the constant yield method described above. For the purposes of this election, interest includes each of the following, as adjusted by any amortizable bond premium or acquisition premium:

  •
  stated interest;

  •
  acquisition discount;

  •
  OID;

  •
  de minimis OID;

  •
  market discount;

  •
  de minimis market discount; and

  •
  unstated interest.

        The election is to be made for particular notes in the taxable year in which the U.S. holder acquired the note, and may not be revoked without the consent of the IRS. U.S. holders should consult with their own tax advisors about this election.

        Optional Redemption.    Certain notes may contain optional provisions, such as provisions permitting them to be redeemed prior to their stated maturity, at our option and/or at the holders option. Such options will be presumed to be exercised if the yield on the note would be:

  •
  in the case of an option held by us, lower than its yield to stated maturity; or

  •
  in the case of an option of the holder, higher than its yield to stated maturity.

        For purposes of this calculation, any date on which the note may be redeemed or repurchased would be used as the maturity date and the amount payable on that date in accordance with the terms of that note would be used as the stated redemption price at maturity. If such option is not in fact exercised when presumed to be exercised, the note would be treated solely for OID purposes as if it were redeemed or repurchased, and a new note were issued, on the presumed exercise date for an amount equal to the note's adjusted issue price on that date.

        Persons considering the purchase of original issue discount notes with optional features should carefully examine the pricing supplement and should consult their own tax advisors with respect to those features since the tax consequences will depend on the particular terms and features of the notes.

  Short-Term Notes

        Notes having a term of one year or less are referred to as "short-term notes." In the case of short-term notes, all payments, including all stated interest will be included in the stated redemption price at maturity and will not be "qualified stated interest." U.S. holders that report income for U.S. federal income tax purposes on the accrual method and certain other U.S. holders are required to accrue discount on these short-term notes as ordinary income on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. The discount will be equal to the excess of the total payments on the obligation over the issue price of a short-term note, unless the U.S. holder elects to compute this discount using tax basis instead of issue price. In general, individuals and certain other cash method U.S. holders of short-term notes should not be required to include accrued discount in their income currently unless they elect to do so. They may, however, be required to include stated interest in income as the income is received. In the case of a U.S. holder that is not required, and does not elect, to include discount in income currently, any gain realized on the sale, exchange or retirement of the short-term note will generally be ordinary income to the extent of the discount accrued through the date of sale, exchange or retirement. In addition, a U.S. holder that does not elect to currently include accrued discount in income may be required to defer deductions for a portion of the U.S. holder's interest expense with respect to any indebtedness attributable to the notes.

  Acquisition Premium; Amortizable Bond Premium

        Acquisition Premium.    A U.S. holder that purchases an original issue discount note from another holder for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest will be considered to have purchased that note at an "acquisition premium." Under the acquisition premium rules, the amount of OID which the U.S. holder must include in its gross income with respect to the note for any taxable year will be reduced by the portion of the acquisition premium allocable to that year under applicable rules.

        Amortizable Bond Premium.    A U.S. holder that purchases a note (including a purchase at original issue) for an amount in excess of the sum of all amounts payable on the note after the purchase date other than qualified stated interest will be considered to have purchased the note at a "premium." If the note purchased is an original issue discount note, that U.S. holder will not be required to include any OID in income. A U.S. holder generally may elect to amortize the premium over the remaining term of the note on a constant yield method as an offset to qualified stated interest when includible in income under the U.S. holder's regular accounting method. Special rules apply if the premium allocable to a certain period exceeds the qualified stated interest for that period. In the case of instruments that provide for alternative payment schedules upon the holder's or issuer's exercise of options, bond premium is calculated by assuming that:

  •
  the holder will exercise or not exercise options in a manner that maximizes the holder's yield;

  •
  the issuer will exercise or not exercise options, other than call options, in a manner that minimizes the holder's yield; and

  •
  the issuer will exercise call options in a manner that maximizes the holder's yield.

        Bond premium on a note held by a U.S. holder that does not make an election to amortize the premium will decrease the gain or increase the loss otherwise recognized on disposition of the note. The election to amortize premium on a constant yield method once made applies to all debt obligations held or subsequently acquired by the electing U.S. holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

  Market Discount

        A U.S. holder that purchases a note from another holder for an amount that is less than the stated redemption price will be considered to have purchased that note with "market discount." Under a de minimis exception, however, market discount will be disregarded if it does not exceed one quarter of one percent for each full year remaining until the maturity of the notes. If the market discount rules apply, any gain recognized by the holder upon a sale or other disposition of the note will be treated as ordinary income rather than capital gain to the extent of that portion of the market discount that accrued prior to the disposition. Market discount generally accrues on a straight line basis over the remaining term of the note, but the holder can elect to compute accrued market discount based on the economic yield of the note. The holder of a note with market discount might be required to recognize gain to the extent of accrued market discount even if the disposition takes a form (such as a gift) in which the holder would not normally be required to recognize gain. If the holder's purchase of the notes is debt-financed, the holder will not be entitled to deduct interest expense allocable to accrued market discount until the holder recognizes the corresponding income. The holder of a note with market discount may elect to include the market discount in income as it accrues. If a holder makes this election, any gain recognized on a disposition of the note would be entirely capital gain, and the rules deferring the deduction of interest on related loans would not apply.

  Sale, Exchange and Retirement of Notes

        A U.S. holder's tax basis in a note will, in general, be the U.S. holder's cost for that note, increased by OID, market discount or any discount with respect to a short-term note previously included in income by the U.S. holder and reduced by any amortized premium and any cash payments on the note other than "qualified stated interest." Upon the sale, exchange, retirement or other disposition of a note, a U.S. holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition and the adjusted tax basis of the note. For purposes of this calculation, the amount realized upon the disposition will be reduced by any accrued "qualified stated interest," which will be taxable as such. Except as described above with respect to certain short-term notes or with respect to market discounts, and excluding amounts attributable to accrued "qualified stated interest," that gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

  Nonfunctional Currency Notes

        The following is a summary of the principal United States federal income tax consequences to a United States holder of the ownership of a foreign currency note or a note determined by reference to a specified currency other than the U.S. dollar, which are collectively referred to as nonfunctional currency notes. Persons considering the purchase of nonfunctional currency notes should consult their own tax advisors with regard to the application of the United States federal income tax laws to their particular situations, as well as any consequences arising under the laws of any other taxing jurisdiction.

        Payment of Interest.    In general, if a payment of interest with respect to a note is made in (or determined by reference to the value of) nonfunctional currency, the amount includable in the income of the U.S. holder will be, in the case of a cash basis U.S. holder, the U.S. dollar value of the nonfunctional currency payment based on the exchange rate in effect on the date of receipt or, in the case of an accrual basis U.S. holder, based on the average exchange rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, the partial period within the taxable year), in either case regardless of whether the payment is in fact converted into U.S. dollars. Upon receipt of an interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of the nonfunctional currency note) in (or determined by reference to the value of) nonfunctional currency, an accrual basis U.S. holder will recognize ordinary income or loss measured by the difference between such average exchange rate and the exchange rate in effect on the date of receipt. Accrual basis U.S. holders may determine the U.S. dollar value of any interest income accrued in a nonfunctional currency under an alternative method, described below under OID as the spot accrual convention.

        Sale, Exchange or Other Disposition of Nonfunctional Currency or Nonfunctional Currency Note.    A U.S. holder will have a tax basis in any nonfunctional currency received as payment of interest on, or on the sale, exchange or retirement of, the nonfunctional currency note equal to the U.S. dollar value of such nonfunctional currency, determined at the time of payment, or the disposition of the nonfunctional currency note. Any gain or loss realized by a U.S. holder on a sale or other disposition of nonfunctional currency (including its exchange for U.S. dollars or its use to purchase nonfunctional currency notes) will be ordinary income or loss.

        A U.S. holder's tax basis in a nonfunctional currency note, and the amount of any subsequent adjustments to such holder's tax basis, will be the U.S. dollar value of the nonfunctional currency amount paid for such nonfunctional currency note, or the nonfunctional currency amount of the adjustment, determined using the spot rate on the date of such purchase or adjustment and increased by the U.S. dollar amount of any original issue discount included in the U.S. holder's income (and accrued market discount, or discount on short-term notes, in the case of a U.S. holder who has elected to currently include such amounts, as described above) with respect to the nonfunctional currency note and reduced by the U.S. dollar amount of any payments on the nonfunctional currency note that are not "qualified stated interest" payments and by the amount of any amortizable bond premium on the nonfunctional currency note.

        A U.S. holder who converts U.S. dollars to a nonfunctional currency and immediately uses that currency to purchase a nonfunctional currency note denominated in the same currency normally will not recognize gain or loss in connection with such conversion and purchase. However, a U.S. holder who purchases a nonfunctional currency note with previously owned nonfunctional currency will recognize gain or loss in an amount equal to the difference, if any, between such holder's tax basis in the nonfunctional currency and the U.S. dollar value of the nonfunctional currency on the date of purchase.

        For purposes of determining the amount of any gain or loss recognized by a U.S. holder on the sale, exchange or retirement of a nonfunctional currency note, the amount realized upon such sale, exchange or retirement will be the U.S. dollar value of the nonfunctional currency received (or that was payable, in the case the payment was made in U.S. dollars), determined using the spot rate on the date of the sale, exchange or retirement.

        Gain or loss realized upon the sale, exchange or retirement of a nonfunctional currency note that is attributable to fluctuations in currency exchange rates will be treated as ordinary income or loss. Gain or loss attributable to fluctuations in exchange rates will be calculated by multiplying the original purchase price paid by the U.S. holder (expressed in the relevant nonfunctional currency) by the change in the relevant exchange rate (expressed in dollars per unit of relevant nonfunctional currency) between the date on which the U.S. holder acquired the nonfunctional currency note and the date on which the U.S. holder received payment in respect of the sale, exchange or retirement of the nonfunctional currency note. Such nonfunctional currency gain or loss will be recognized only to the extent of the total gain or loss realized by a U.S. holder on the sale, exchange or retirement of the nonfunctional currency note.

        OID.    Original issue discount on a note which is also a nonfunctional currency note is to be determined for any accrual period in the relevant nonfunctional currency and then translated into the U.S. holder's functional currency on the basis of the average exchange rate in effect during such accrual period. If the interest accrual period spans two taxable years, the original issue discount accruing within each year's portion of the accrual period is to be translated into U.S. dollars on the basis of the average exchange rate for the partial period within the taxable year.

        A U.S. holder may elect to translate original issue discount (and, in the case of an accrual basis United States holder, accrued interest) into U.S. dollars at the exchange rate in effect on the last day of an accrual period for the original issue discount or interest, or in the case of an accrual period that spans two taxable years, at the exchange rate in effect on the last day of the partial period within the taxable year (the spot accrual convention). Additionally, if a payment of original issue discount or interest is actually received within five business days of the last day of the accrual period or taxable year, an electing U.S. holder may instead translate such original issue discount or accrued interest into U.S. dollars at the exchange rate in effect on the day of actual receipt. Any such election will apply to all debt instruments held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder, and will be irrevocable without the consent of the IRS.

        Because exchange rates may fluctuate, a U.S. holder of a note with original issue discount denominated in a nonfunctional currency may recognize a different amount of original issue discount income in each accrual period than would the U.S. holder of a similar note with original issue discount denominated in U.S. dollars. Also, as described above, exchange gain or loss will be recognized when the original issue discount is paid or the U.S. holder disposes of the note.

        Market Discount.    If the U.S. holder of a nonfunctional currency note has not elected to include market discount in income currently as it accrues, the amount of accrued market discount must be determined in the nonfunctional currency and translated into U.S. dollars using the spot exchange rate in effect on the date principal is paid or the nonfunctional currency note is sold, exchanged, retired or otherwise disposed of. No part of such accrued market discount is treated as exchange gain or loss. If the U.S. holder has elected to include market discount in income currently as it accrues, the amount of market discount which accrues during any accrual period will be required to be determined in units of nonfunctional currency and translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. If the interest accrual period spans two taxable years, the market discount accruing within each year's portion of the accrual period is to be translated into U.S. dollars on the basis of the average exchange rate for the partial period within the taxable year. Alternatively, the spot accrual convention described above may be used. Such an electing U.S. holder will recognize exchange gain or loss with respect to accrued market discount under the same rules that apply to the accrual of interest payments on a nonfunctional currency note by a U.S. holder on the accrual basis.

  Backup Withholding and Information Reporting

        Under the tax rules concerning information reporting to the IRS, your broker or other intermediary, or withholding agent must generally provide information to the IRS concerning interest, OID and retirement proceeds on your notes, unless an exemption applies. Similarly, unless an exemption applies, you must provide the intermediary with your Taxpayer Identification Number for its use in reporting information to the IRS, generally on IRS Form W-9 or a substitute form. If you are an individual, this is your social security number. You are also required to comply with other IRS requirements concerning information reporting.

        If you are subject to these requirements but do not comply, the withholding agent must withhold on all payments to you on the notes (including principal payments). The withholding rate is currently 30% and is scheduled to decrease in stages to 28% in 2006, then increase to 31% in 2011. If the withholding agent withholds on payments, you may use the withheld amount as a credit against your federal income tax liability. All individuals are subject to these requirements. Some holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.

Non-U.S. Holders

  Payment of Interest; Withholding Taxes

        Payments of interest to non-U.S. holders are generally subject to U.S. federal income tax at a rate of 30 percent, collected by withholding. However, due to several exemptions, payments to non-U.S. holders of principal and interest on the notes will generally not be subject to U.S. withholding taxes. For an exemption to apply to you, you must generally meet one of the following four requirements:

  1.
  You provide a completed Form W-8BEN (or other acceptable documentary evidence) to the bank, broker or other intermediary through which you hold your notes. The Form W-8BEN contains your name, address and a statement that you are the beneficial owner of the notes and that you are not a U.S. holder; it may or may not include a treaty-based exemption claim, as discussed further below;

  2.
  You hold your notes directly through a "qualified intermediary", and the qualified intermediary has a form W-8BEN or other acceptable documentary evidence in its files indicating that you are not a U.S. holder. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures;

  3.
  You are entitled to an exemption from withholding tax on interest under a tax treaty between the U.S. and your country of residence. To claim this exemption, you must generally complete Form W-8BEN and claim this exemption on the form. In some cases, you may instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files; or

  4.
  The interest income on the notes is effectively connected with the conduct of your trade or business in the U.S. To claim this exemption, you must complete Form W-8ECI.

        Even if you meet one of the above requirements, interest paid to you will be subject to withholding tax under any of the following circumstances:

  •
  The withholding agent or an intermediary knows or has reason to know that you are not entitled to an exemption from withholding tax. Specific rules apply for this test.

  •
  The IRS notifies the withholding agent that information that you or an intermediary provided concerning your status is false.

  •
  An intermediary through whom you hold the notes fails to comply with the procedures necessary to avoid withholding taxes on the notes. In particular, an intermediary is generally required to forward a copy of your Form W-8BEN (or other acceptable documentary evidence concerning your status) to the withholding agent for the notes. However, if you hold your notes through a qualified intermediary—or if there is a qualified intermediary in the chain of title between yourself and the withholding agent for the notes—the qualified intermediary will not generally forward this information to the withholding agent.

  •
  You own 10% or more of our voting stock, are a "controlled foreign corporation" related to us, or you are a bank making a loan in the ordinary course of its business, or the interest on the notes is contingent within the meaning of applicable rules. In these cases, the interest on the notes will not be "portfolio interest" and you will be exempt from withholding taxes only if you are eligible for a treaty exemption or if the interest income is effectively connected with your conduct of a trade or business in the U.S., as discussed above.

        Interest payments made to you will generally be reported to the IRS and to you on Form 1042 and 1042-S. However, this reporting does not apply to you if the notes have an original maturity of 183 days or less from their issue date; the reporting requirements may apply in modified form if you hold your notes through a qualified intermediary.

        The rules regarding withholding are complex and vary depending on your individual situation. They are also subject to change. In addition, special rules apply to certain types of non-U.S. holders of notes, including partnerships, trusts, and other entities treated as pass-through entities for U.S. federal income tax purposes. We suggest that you consult with your tax advisor regarding the specific methods for satisfying these requirements.

  Sale or Retirement of Notes

        If you sell a note or it is redeemed, you will generally not be subject to federal income tax on any gain unless:

  •
  the gain is connected with a trade or business that you conduct in the U.S.; or

  •
  you are an individual, you are present in the U.S. for at least 183 days during the year in which you dispose of the note, and certain other conditions are satisfied.

  U.S. Trade or Business

        If you hold your note in connection with a trade or business that you are conducting in the U.S.:

  •
  Any interest on the note, and any gain from disposing of the note, generally will be subject to income tax as if you were a U.S. holder. If you are eligible for the benefits of a tax treaty, this rule will generally apply only if the interest and/or gain is attributable to a permanent establishment maintained by you in the U.S.

  •
  If you are a corporation, you may be subject to the "branch profits tax" on your earnings that are connected with your U.S. trade or business, including earnings from the note. This tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

  Estate Taxes

        If you are an individual, your notes will not be subject to U.S. estate tax when you die, assuming that interest on the notes qualifies as "portfolio interest" (e.g. because you do not own 10% or more of our stock and are not a controlled foreign corporation with respect to us.) However, this rule may not apply if, at your death, payments on the notes were connected to a trade or business that you were conducting in the U.S.

  Backup Withholding and Information Reporting

        U.S. rules concerning information reporting and backup withholding are described above. These rules apply to non-U.S. holders as follows: (1) Principal and interest payments you receive will be exempt from the usual rules if you are a non-U.S. holder exempt from withholding tax on interest, as described above. The exemption does not apply if the withholding agent or an intermediary knows or has reason to know that you should be subject to the usual information reporting or backup withholding rules. In addition, as described above, interest payments made to you may be reported to the IRS on Form 1042-S; and (2) If you certify your status as a non-U.S. holder as described above or otherwise establish an exemption, neither information reporting nor backup withholding will apply to sale proceeds you receive on a sale of your notes through a broker. Absent such an exemption, information reporting and backup withholding may apply if you use the U.S. office of a broker, and information reporting (but not backup withholding) may apply if you use the foreign office of a broker that has certain connections to the U.S. We suggest that you consult your tax advisor concerning information reporting and backup withholding on a sale.

  Non-Dollar Denominated Notes

        A discussion of the United States federal income tax consequences to non-U.S. holders with respect to notes denominated in other than U.S. dollars will be contained in the pricing supplement.

SUPPLEMENTAL PLAN OF DISTRIBUTION

        Under the terms of the Agency Agreement, dated December 6, 2002, we are offering the notes on a continuous basis through or to Salomon Smith Barney Inc., Banc of America Securities LLC, BNP Paribas Securities Corp., Credit Suisse First Boston Corporation, Deutsche Bank Securities Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Scotia Capital (USA) Inc. and The Williams Capital Group, L.P., and other agents we may specify in a pricing supplement. The agents have agreed to use their reasonable efforts to solicit orders. We will pay the relevant agent a commission ranging from .125% to .750% of the principal amount of each note, depending upon its maturity, sold through such agent. The exact commission paid will be determined by the stated maturity of the notes sold.

        We may sell notes directly to investors (other than broker-dealers) in those jurisdictions in which we are permitted to do so. If we sell notes directly to investors, no commission or discount will be paid. We may also sell notes through or to other agents or dealers as may be named in the applicable pricing supplement. We may also sell notes to an agent as principal for the agent's account at a price agreed upon at the time of sale. Such notes may be resold by such agent to investors at a fixed public offering price or at prevailing market prices, or at a related price, as determined by such agent. Unless otherwise specified in the applicable pricing supplement, any note sold to an agent as principal will be purchased at a price equal to 100% of the principal amount minus a discount equal to the commission that would be paid on an agency sale of a note of identical maturity.

        An agent may sell notes purchased from us as principal to other dealers for resale to investors and other purchasers and may provide any portion of the discount received in connection with their purchase from us to such dealers. After the initial public offering of the notes, the public offering price and other selling terms may be changed.

        The notes will not have an established trading market when issued. Also, the notes will not be listed on any securities exchange. An agent may make a market in the notes, as permitted by applicable laws and regulations, but is not obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance of a secondary market for any notes, or that any purchaser of notes will be able to sell notes in the future.

        Each purchaser of a note will arrange for payment as instructed by the relevant agent. The agents are required to deliver the proceeds of the notes to us in immediately available funds, to a bank designated by us in accordance with the terms of the Agency Agreement, on the date of settlement.

        Each agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended. We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that they may be required to make in connection with such indemnification. We have agreed to reimburse the agents for certain expenses, including the reasonable specified fees and disbursements of counsel for the agents.

        We reserve the right to withdraw, cancel or modify the offer made hereby without notice. We will have the sole right to accept offers to purchase notes and may reject any proposed purchase of notes as a whole or in part. The agents will have the right, in their discretion reasonably exercised, to reject any offer to purchase notes, as a whole or in part.

        In connection with the purchase of notes by an agent, as principal, for resale at a fixed price, such agent may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Such transactions may consist of bids or purchases of notes for the purpose of pegging, fixing or maintaining the price of the notes. Specifically, the agent may overallot in connection with such offering, creating a syndicate short position. In addition, the agent may bid for and purchase the notes in the open market to cover syndicate short positions or to stabilize, maintain or otherwise affect the price of the notes. Finally, the agent or its syndicate may reclaim selling concessions allowed for distributing of notes in the offering, if the agent repurchases previously distributed notes in the market to cover overallotments or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above independent market level. The agents are not required to engage in any of these activities, and may end any of them at any time.

        Concurrently with the offering of the notes through the agents, we may issue other securities as contemplated by the attached prospectus.

        In the ordinary course of their respective businesses, the agents or their affiliates have engaged and may in the future engage in investment banking and/or commercial banking transactions with us and our affiliates. J.P. Morgan Trust Company, National Association, the trustee, is an affiliate of J.P. Morgan Securities Inc., one of the agents.

LEGAL OPINIONS

        Opinions regarding the validity of the notes being offered will be issued for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304, and, unless otherwise specified in the pricing supplement, for the agents by Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019.

        In the opinions described above, assumptions will be made regarding future action required to be taken by us and the appropriate trustee in connection with the issuance and sale of any particular notes, the specific terms of those notes and other matters which may affect the validity of those notes but which cannot be ascertained on the date of the relevant opinion.

EXPERTS

        Our consolidated financial statements and schedule at October 31, 2001 and 2000 and for each of the two years in the period ended October 31, 2001, appearing in our Annual Report on Form 10-K/A for the year ended October 31, 2001, have been audited by Ernst &Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        Our consolidated financial statements and schedule for the year ended October 31, 1999 incorporated in this prospectus by reference to the Annual Report on Form 10-K, as amended January 30, 2002, for the year ended October 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements and schedule of Compaq Computer Corporation at December 31, 2001 and 2000 and for each of the two years in the period ended December 31, 2001, appearing in our Current Report on Form 8-K dated February 14, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements and schedule of Compaq Computer Corporation for the year ended December 31, 1999 incorporated in this prospectus by reference to Hewlett-Packard Company's Current Report on Form 8-K dated February 14, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

GLOSSARY

        Set forth below are definitions of some of the terms used in this prospectus supplement and not defined in the attached prospectus.

        "Bond Equivalent Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

Bond Equivalent Yield	=	D × N 360 – (D × M)	x	100

        where "D" refers to the applicable annual rate for Treasury bills, quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

        "Business Day" means for any note, a day which meets the following applicable requirements:

  •
  with respect to any note, any day that is not a Saturday or Sunday and that, in The City of New York, is not a day on which banking institutions generally are authorized or obligated by law or executive order to close; and

  •
  if the note is a LIBOR note, a day that is also a "London Business Day;" and

  •
  if the note is denominated in euros or is a LIBOR note for which the Index Currency is the euro, a day that is also a "Euro Business Day;" and

  •
  if the note is denominated in a specified currency other than U.S. dollars or euros, any day that is also not a day on which banking institutions are authorized or required by law to close in the Financial Center of the country issuing the specified currency.

        "Calculation Date" means, with respect to any Interest Determination Date, the date on or before which the calculation agent is to calculate an interest rate for a floating rate note. Unless otherwise specified in the note and the pricing supplement, the Calculation Date pertaining to an Interest Determination Date for a floating rate note will be the first to occur of:

  •
  the tenth calendar day after that Interest Determination Date or, if that day is not a Business Day, the next succeeding Business Day; or

  •
  the Business Day preceding the applicable interest payment date or date of maturity, redemption or repayment, of that note, as the case may be.

        "Designated CMT Telerate Page" means the display on the Moneyline Telerate, Inc., or any successor service, on the page specified in the pricing supplement, or any other page that replaces that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified, page 7052 for the most recent week.

        "Designated LIBOR Page" means (a) if "LIBOR Reuters" is designated in the pricing supplement, the display designated as page "LIBO" on the Reuters Monitor Money Rates Service, or a successor nominated as the information vendor, for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is designated in the pricing supplement, Telerate Page 3750.

        "Euro Business Day" means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

        "Financial Center" means the capital city of the country issuing the specified currency, except that with respect to the following currencies the Financial Center shall be the city or cities listed next to each currency:

Currency	Financial Center
U.S. dollars	The City of New York
Australian dollars	Sydney
Canadian dollars	Toronto
South African rand	Johannesburg
Swiss franc	Zurich

        "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System and available through the World Wide Web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/current, or any successor site or publication.

        "H.15 Daily Update" means the daily update of H.15 (519), available through the World Wide Web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

        "Index Currency" means the currency, including composite currencies, specified in the pricing supplement as the currency for which LIBOR shall be calculated. If no currency is specified, the Index Currency will be U.S. dollars.

        "Index Maturity" means the period of time designated as the representative maturity of the certificates of deposit, the commercial paper, the Index Currency, the Treasury bills or other instrument or obligation, respectively, by reference to transactions in which the CD Rate, the Commercial Paper Rate, LIBOR, the Treasury Rate and the CMT Rate, respectively, are to be calculated, as set forth in the pricing supplement.

        "Interest Determination Date" means the date as of which the interest rate for a floating rate note is to be calculated, to be effective as of the following Interest Reset Date and calculated on the related Calculation Date. Unless otherwise specified in the pricing supplement:

  •
  the Interest Determination Date pertaining to an Interest Reset Date for a CD Rate note, Commercial Paper Rate note, Federal Funds Rate note, Prime Rate note or CMT Rate note will be the second Business Day preceding that Interest Reset Date;

  •
  the Interest Determination Date pertaining to an Interest Reset Date for a LIBOR note will be the second London Business Day preceding that Interest Reset Date; and

  •
  the Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate note will be the day of the week during which that Interest Reset Date falls on which Treasury bills of the Index Maturity designated in the pricing supplement are auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday or may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the following week.

        "Interest Reset Date" means the date on which a floating rate note will begin to bear interest at the interest rate determined as of the related Interest Determination Date. Unless otherwise specified in the applicable note and pricing supplement, the Interest Reset Dates will be:

  •
  in the case of floating rate notes that reset daily, each Business Day;

  •
  in the case of floating rate notes, other than Treasury Rate notes, that reset weekly, Wednesday of each week;

  •
  in the case of Treasury Rate notes that reset weekly, Tuesday of each week;

  •
  in the case of floating rate notes that reset monthly, the third Wednesday of each month;

  •
  in the case of floating rate notes that reset quarterly, as specified in the pricing supplement;

  •
  in the case of floating rate notes that reset semi-annually, the third Wednesday of each of two months of each year specified in the pricing supplement; and

  •
  in the case of floating rate notes that reset annually, the third Wednesday of one month of each year specified in the pricing supplement.

        If an Interest Reset Date for any floating rate note would otherwise be a day that is not a Business Day, that Interest Reset Date will be postponed to the next Business Day. However, in the case of a LIBOR note, if that Business Day is in the following calendar month, that Interest Reset Date will be the preceding Business Day. If a Treasury bill auction, as described in the definition of "Interest Determination Date," will be held on any day that would otherwise be an Interest Reset Date for a Treasury Rate note, then that Interest Reset Date will instead be the Business Day immediately following that auction date.

        "London Business Day" means any day on which dealings in deposits in the Index Currency are transacted in the London interbank market.

        "Money Market Yield" means a yield calculated in accordance with the following formula:

Money Market Yield	=	D × 360 360 – (D × M)	x	100

        where "D" refers to the annual rate for commercial paper, quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

        "Reuters Screen USPRIME1 Page" means the display on the Reuters Monitor Money Rates Service on the page designated as "USPRIME1," or any other page that replaces that page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

        "Telerate Page 56," "Telerate Page 57," "Telerate Page 120" and "Telerate Page 3750" mean the displays designated on Moneyline Telerate, Inc. as Page 56, Page 57, Page 120 or Page 3750, or any page that replaces either Page 56, Page 57, Page 120 or Page 3750 on that service, or another service that is nominated as the information vendor, for the purpose of displaying the applicable Treasury bill, federal funds or LIBOR rates.

PROSPECTUS

$3,000,000,000

HEWLETT-PACKARD COMPANY

By this prospectus, we may offer—

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants

See "Risk Factors" on page 7 for information you should
consider before buying the securities.

        Our common stock is listed on the New York Stock Exchange Composite Tape under the symbol "HWP." On March 8, 2002, the reported last sale price of our common stock on the New York Stock Exchange Composite Tape was $20.59 per share.

        We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

        This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated March 11, 2002

Summary	1
Where You Can Find More Information	5
Risk Factors	7
Ratio of Earnings to Fixed Charges	7
Use of Proceeds	7
Description of the Debt Securities	8
Description of Common Stock	19
Description of Preferred Stock	21
Description of the Depositary Shares	24
Description of the Warrants	27
Plan of Distribution	29
Legal Matters	30
Experts	30

-i-

SUMMARY

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of securities described in this prospectus in one or more offerings, up to a total dollar amount of $3,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading "Where You Can Find More Information."

About Hewlett-Packard Company

        We are a leading global provider of computing, printing and imaging solutions and services for business and home, and are focused on making technology and its benefits accessible to all. We currently organize our operations into five major businesses.

  •
  Imaging and Printing Systems provides printer hardware, supplies, imaging products and related professional and consulting services. Printer hardware consists of laser and inkjet printing devices, which include color and monochrome printers for the business and home, multi-function laser devices and wide- and large-format inkjet printers. Supplies offer laser and inkjet printer cartridges and other related printing media. Imaging products include all-in-one inkjet devices, scanners, digital photography products, personal color copiers and faxes. Professional and consulting services are provided to customers on the optimal use of printing and imaging assets.
  •
  Embedded and Personal Systems provides commercial personal computers (PCs), home PCs, a range of handheld computing devices, digital entertainment systems, calculators and other related accessories, software and services for commercial and consumer markets. Commercial PCs include the Vectra and e-PC desktop series, as well as OmniBook notebook PCs. Home PCs include the Pavilion series of multi-media consumer desktop PCs and notebook PCs. Digital Entertainment systems offer the DVD+RW drives as well as digital entertainment center products. Handheld computing devices include the Jornada handheld products which run on Pocket PC® software.
  •
  Computing Systems provides workstations, UNIX® servers, PC servers, storage and software solutions. Workstations provide UNIX®, Windows® and Linux®-based systems. The UNIX® server offering ranges from low-end servers to high-end scalable systems such as the Superdome line, all of which run on our PA-RISC architecture and the HP-UX operating system. PC servers offer primarily low-end and mid-range products that run on the Windows® and Linux® operating systems. Storage provides mid-range and high-end array offerings, storage area networks and storage area management and virtualization software, as well as tape and optical libraries, tape drive mechanisms and tape media. The software category offers OpenView and other solutions designed to manage large-scale systems and networks. In addition, software includes telecommunications infrastructure solutions and middleware.
  •
  IT Services provides customer support, consulting, outsourcing and complementary third-party products delivered with the sales of HP solutions. Customer support offers a range of high-value solutions from mission-critical and networking services that span the entire IT environment to low-cost, high-volume product support. Consulting provides industry-specific business and IT consulting and system integration services in areas such as financial services, telecommunications and manufacturing, as well as cross-industry expertise in Customer Relationship Management (CRM), e-commerce and IT infrastructure. Outsourcing offers a range of IT management services, both comprehensive and selective, including transformational infrastructure services, client computing managed services, managed web services and application services to medium and large companies.

  •
  Financing supports and enhances HP's global product and services solutions. As a strategic enabler to HP, financing provides a broad range of value-added financial services and computing and printing utility offerings to large global and enterprise customers as well as small and medium businesses and consumers. Financing offers innovative, personalized and flexible alternatives to balance individual customer cash flow, technology obsolescence and capacity needs.

        We were incorporated in 1947 under the laws of the State of California as the successor to a partnership founded in 1939 by William R. Hewlett and David Packard. Effective in May 1998, we changed our state of incorporation from California to Delaware. Our principal executive offices are located at 3000 Hanover Street, Palo Alto, California 94304. Our telephone number is (650) 857-1501.

        UNIX is a registered trademark of the Open Group; Windows is a registered trademark of Microsoft Corporation in the United States and/or other countries; Linux is a registered trademark of Linus Torvalds.

Recent Developments

  Merger with Compaq Computer Corporation

        As of September 4, 2001, HP entered into a merger agreement with Compaq Computer Corporation. Under the terms of the merger agreement, a wholly-owned subsidiary of HP will merge with and into Compaq and Compaq will survive the merger as a wholly-owned subsidiary of HP.

        Compaq is a leading global provider of information technology products, services and solutions for enterprise customers. Compaq designs, develops, manufactures and markets information technology equipment, software, services and solutions, including industry-leading enterprise storage and computing solutions, fault-tolerant business-critical solutions, communication products, personal desktop and notebook computers and personal entertainment and Internet access devices.

        Upon completion of the merger, holders of Compaq common stock will be entitled to receive 0.6325 of a share of HP common stock for each share of Compaq common stock they then hold. In addition, upon completion of the merger, HP will assume outstanding stock appreciation rights and options to purchase shares of Compaq common stock, each at the exchange ratio referred to in the preceding sentence, and will assume certain Compaq stock plans. HP shareowners will continue to own their existing shares of HP common stock after the merger. The shares of HP common stock issued in exchange for shares of Compaq common stock in connection with the merger will represent approximately 35.7% of the outstanding shares of HP common stock immediately following the completion of the merger, based on the number of shares of HP and Compaq common stock outstanding on January 28, 2002.

        Completion of the merger is subject to customary closing conditions that include, among others, receipt of required approvals from HP shareowners and from Compaq shareowners, respectively, and receipt of required antitrust approvals. If any of the conditions to the merger is not satisfied or, if waiver is permissible, not waived, the merger will not be completed. In addition, under certain circumstances specified in the merger agreement, Compaq or HP may terminate the merger agreement. As a result, we cannot assure you that the merger will be completed.

        On February 5, 2002 HP filed a registration statement on Form S-4 with the Securities and Exchange Commission containing a definitive joint proxy statement/prospectus regarding the merger.

The Securities We May Offer

        We may offer up to $3,000,000,000 of debt securities, common stock, preferred stock, depositary shares and warrants. The prospectus supplement will describe the specific amounts, prices and terms of these securities.

        We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. Our agents and we reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities and any applicable fee, commission or discount arrangements with them.

  Debt Securities

        We may offer unsecured general obligations in the form of either senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the "debt securities." The senior debt securities will have the same rank as all of our other unsecured, unsubordinated debt. The subordinated debt securities will be entitled to payment only after payment on our senior debt. Senior debt generally includes all indebtedness for money borrowed by us, except indebtedness that is stated to be not senior to, to have the same rank as, or to be expressly junior to the subordinated debt securities.

        The senior and subordinated debt securities will be issued under separate indentures between Hewlett-Packard and J.P. Morgan Trust Company, National Association (formerly known as Chase Manhattan Bank and Trust Company, National Association), as trustee. We have summarized the general features of the debt from the indentures. We encourage you to read the forms of indentures that are exhibits to our registration statement on Form S-3 (file number 333-30786) dated March 17, 2000, and to read our most recent annual report on Form 10-K and our other reports filed with the Securities and Exchange Commission. Instructions on how you can get copies of these documents are provided below under the heading "Where You Can Find More Information."

  General Indenture Provisions that Apply to Senior and Subordinated Debt

  •
  Neither indenture limits the amount of debt that we may issue or provides holders any protection should there be a highly leveraged transaction involving HP.

  •
  The indentures allow HP to merge or to consolidate with another U.S. entity or convey, transfer or lease our properties and assets substantially as an entirety to another U.S. entity, as long as certain conditions are met. If these events occur, the other company will be required to assume our responsibilities on the debt, and we will be released from all liabilities and obligations (except in the case of a sale lease-back).

  •
  The indentures provide that holders of a majority of the total principal amount of the debt outstanding in any series may request in writing that we enter into a supplemental indenture with the trustee to change certain of our obligations or your rights concerning the debt; but to change the payment of principal, interest or to adversely effect the right to convert or certain other matters, every holder in that series must consent.

  •
  We may discharge the indentures and defease restrictive covenants by depositing sufficient funds with the trustee to pay the obligations when due, as long as certain conditions are met. The trustee would pay all amounts due to you on the debt from the deposited funds.

  Events of Default

        Each of the following is an event of default under the indentures:

  •
  Principal not paid when due;

  •
  Failure to make sinking fund payment for 30 days;

  •
  Failure to pay interest for 30 days;

  •
  Covenants not performed for 90 days after notice;

  •
  Bankruptcy, insolvency or reorganization; and

  •
  Any other event of default in the indenture.

        Upon the occurrence of an event of default, other than a bankruptcy, insolvency or reorganization, the trustee or holders of 25% of the principal amount outstanding in a series may declare the outstanding principal immediately payable. Under certain circumstances, however, the holders of a majority in principal amount may rescind this action.

  General Indenture Provisions that Apply Only to Senior Debt Securities

        The indenture relating to the senior debt securities contains covenants restricting our ability to incur liens and enter into sale and lease-back transactions.

  General Indenture Provisions that Apply Only to Subordinated Debt Securities

        The subordinated debt securities will be subordinated to all senior debt.

  Common Stock

        We may issue our common stock, par value $0.01 per share. Holders of common stock are entitled to receive dividends declared by our board of directors or an authorized committee of our board of directors. Currently, we pay a dividend of $0.08 per share per quarter. Each holder of common stock as of the applicable record date is entitled to one vote per share. The holders of common stock have no preemptive rights. Holders of common stock have cumulative voting rights for the election of our directors in accordance with our bylaws and Delaware law.

  Preferred Stock and Depositary Shares

        We may issue our preferred stock, par value $0.01 per share, in one or more series. Our board of directors, or an authorized committee of our board of directors, will determine the dividend, voting, conversion and other rights of the series being offered and the terms and conditions relating to its offering and sale at the time of the offer and sale. We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts.

  Warrants

        We may issue warrants for the purchase of debt securities, preferred stock or common stock. We may issue warrants independently or together with other securities.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus incorporates documents by reference that are not presented in or delivered with this prospectus. You should rely only on the information contained in this prospectus and in the documents that we have incorporated by reference into this prospectus. We have not authorized anyone to provide you with information that is different from or in addition to the information contained in this document and incorporated by reference into this prospectus.

        The following documents, which were filed by us with the Securities and Exchange Commission, and any future filings made by us with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is complete, are incorporated by reference into this prospectus:

  •
  Annual report on Form 10-K for the fiscal year ended October 31, 2001, filed with the Securities and Exchange Commission on January 29, 2002 as amended on Form 10-K/A filed with the Securities and Exchange Commission on January 30, 2002;

  •
  Current report on Form 8-K, dated November 5, 2001, filed with the Securities and Exchange Commission on November 6, 2001;

  •
  Current report on Form 8-K, dated November 14, 2001, filed with the Securities and Exchange Commission on November 14, 2001;

  •
  Current report on Form 8-K, dated November 15, 2001, filed with the Securities and Exchange Commission on November 16, 2001;

  •
  Current report on Form 8-K, dated November 29, 2001, filed with the Securities and Exchange Commission on November 30, 2001;

  •
  Current report on Form 8-K, dated December 7, 2001, filed with the Securities and Exchange Commission on December 7, 2001;

  •
  Current report on Form 8-K, dated February 13, 2002, filed with the Securities and Exchange Commission on February 14, 2002;

  •
  Current report on Form 8-K, dated February 14, 2002, filed with the Securities and Exchange Commission on February 14, 2002;

  •
  Current report on Form 8-K, dated February 27, 2002, filed with the Securities and Exchange Commission on February 27, 2002;

  •
  The description of HP's common stock contained in our registration statement on Form 8-A, filed with the Securities and Exchange Commission on or about November 6, 1957 and any amendment or report filed with the Securities and Exchange Commission for the purposes of updating such description; and

  •
  The description of HP's preferred share purchase rights contained in our registration statement on Form 8-A, filed with the Securities and Exchange Commission on September 4, 2001 and any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description.

        In addition, all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement and before the date of effectiveness of the registration statement are deemed to be incorporated by reference into, and to be a part of, this prospectus from the date of filing of those documents.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this prospectus) to any person, without charge, upon written or oral request. You may request a copy of information incorporated by reference into this prospectus by contacting us in writing or by telephone at the following address:

  Hewlett-Packard Company
  3000 Hanover Street
  Palo Alto, California 94304
  Attention: Investor Relations
  (650) 857-1501

        In addition, you may obtain copies of our information by making a request through our investor relations website, http://www.hp.com/hpinfo/investor, or by sending an e-mail to investor_relations@hp.com.

        We file annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission. Copies of the reports, proxy and information statements and other information filed by HP with the Securities and Exchange Commission may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at:

  450 Fifth Street, N.W.
  Washington, D.C. 20549

        Reports, proxy and information statements and other information concerning HP may be inspected at:

  New York Stock Exchange
  20 Broad Street
  New York, New York 10005

        Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a Website that contains reports, proxy statements and other information regarding us. The address of the Securities and Exchange Commission web site is http://www.sec.gov.

RISK FACTORS

        Before acquiring any of the securities that may be offered hereby, you should carefully consider the risks discussed in the section of our Form 10-K, as amended January 30, 2002, for the fiscal year ended October 31, 2001, entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations—Factors That Could Affect Future Results," which is incorporated in this document by reference.

RATIO OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Fiscal Year Ended October 31,
	2001		2000		1999		1998		1997
Ratio of earnings to fixed charges	2.6	x	12.5	x	13.7	x	11.4	x	12.1	x

        The ratio of earnings to fixed charges was computed by dividing earnings (earnings from continuing operations before extraordinary item, cumulative effect of change in accounting principle and taxes, adjusted for fixed charges from continuing operations, minority interest in the income of subsidiaries with fixed charges and undistributed earnings or loss of equity method investees) by fixed charges from continuing operations for the periods indicated.

        Fixed charges from continuing operations include:

  •
  interest expense and amortization of debt discount or premium on all indebtedness; and

  •
  a reasonable approximation of the interest factor deemed to be included in rental expense.

        There are currently no preference equity securities outstanding; therefore the computation of the ratio of earnings to fixed charges and preference dividends is not included.

USE OF PROCEEDS

        Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes, which may include repayment of existing and future indebtedness, acquisitions of products, technology and businesses, capital expenditures, repurchases of common stock, investments in or extensions of credit to our subsidiaries and to meet working capital needs. Pending such uses, we will invest the net proceeds in interest-bearing securities.

DESCRIPTION OF THE DEBT SECURITIES

        This section describes the general terms and provisions of any debt securities that we may offer in the future. A prospectus supplement relating to a particular series of debt securities will describe the material terms of that particular series and to the extent to which the general terms and provisions contained herein apply to that particular series.

General

        The debt securities will either be our senior debt securities or our subordinated debt securities. We expect to issue the debt securities under one or more separate indentures between us and J.P. Morgan Trust Company, National Association (formerly known as Chase Manhattan Bank and Trust Company, National Association), as trustee. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and subordinated indenture are called indentures. For additional information, you should look at the applicable form of indenture that is filed as an exhibit to our registration statement on Form S-3 (file number 333-30786), dated March 17, 2000. Each of the indentures is incorporated by reference into this prospectus. In this description of the debt securities, the words "Hewlett-Packard," "we," "us" or "our" refer only to Hewlett-Packard Company and not to any of our subsidiaries.

        Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened for issuance of additional debt securities of such series.

Terms of a Particular Series

        Each prospectus supplement relating to a particular series of debt securities will include specific information relating to the offering. This information will include some or all of the following terms of the debt securities of the series:

  •
  whether the debt securities are senior or subordinated;

  •
  the offering price;

  •
  the title;

  •
  any limit on the aggregate principal amount;

  •
  the person who shall be entitled to receive interest, if other than the record holder on the record date;

  •
  the date the principal will be payable;

  •
  the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates;

  •
  the interest rate, if any, payable on overdue installments of principal, premium or interest;

  •
  the place where payments shall be made;

  •
  any mandatory or optional redemption provisions;

  •
  if applicable, the method for determining how principal, premium, if any, or interest will be calculated by reference to an index or formula;

  •
  if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

  •
  the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

  •
  if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, that the amount payable will be deemed to be the principal amount;

  •
  any defeasance provisions if different from those described below under "Satisfaction and Discharge—Defeasance;"

  •
  any conversion or exchange provisions;

  •
  whether the debt securities will be issuable in the form of a global security;

  •
  any subordination provisions if different from those described below under "Subordinated Debt Securities;"

  •
  any paying agents, authenticating agents or security registrars;

  •
  any guarantees on the debt securities;

  •
  any security for any of the debt securities;

  •
  any deletions of, or changes or additions to, the events of default or covenants; and

  •
  any other specific terms of such debt securities.

        Unless otherwise specified in the prospectus supplement:

  •
  the debt securities will be registered debt securities; and

  •
  registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or multiples of $1,000.

        Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at time of issuance is below market rates.

Exchange and Transfer

        Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us. We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

        In the event of any potential redemption of debt securities of any series in part, we will not be required to:

  •
  issue, register the transfer of, or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

        We have initially appointed the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents, change transfer agents or change the office of the transfer agent, change any security registrar or act as security registrar. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

        The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

  •
  be registered in the name of a depositary that we will identify in a prospectus supplement;

  •
  be deposited with the depositary or nominee or custodian; and

  •
  bear any required legends.

        No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee, referred to as certificated debt securities, unless:

  •
  the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

  •
  an event of default is continuing; or

  •
  any other circumstances described in a prospectus supplement have occurred permitting the issuance of certificated debt securities.

        As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

  •
  entitled to have the debt securities registered in their names;

  •
  entitled to physical delivery of certificated debt securities; and

  •
  considered to be holders of those debt securities under the indenture.

        Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Institutions that have accounts with the depositary or its nominee are referred to as "participants." Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

        Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants' interests, or any participant, with respect to interests of persons held by participants on their behalf.

        Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither the trustee nor we will have any responsibility or liability for the depositary's or any participant's records with respect to beneficial interests in a global security.

Payment and Paying Agents

        Unless otherwise indicated in the prospectus supplement:

  •
  Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date; and

  •
  Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us.

        At our option, however, we may pay interest by mailing a check to the record holder.

        The corporate trust office of the trustee will initially be designated as our sole paying agent. We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All monies paid by us to a paying agent for payment on any debt security which remain unclaimed for a period ending the earlier of 10 business days prior to the date the money would be turned over to the state, or at the end of two years after the payment was due, will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

  •
  the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity;

  •
  the successor assumes our obligations on the debt securities and under the indentures;

  •
  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

  •
  certain other conditions are met.

Events of Default

        Each indenture defines an event of default with respect to any series of debt securities as one or more of the following events:

  (1)
  failure to pay principal of or any premium on any debt security of that series when due;

  (2)
  failure to pay any interest on any debt security of that series for 30 days when due;

  (3)
  failure to make any sinking fund payment for 30 days when due;

  (4)
  failure to perform any other covenant in the indenture if that failure continues for 90 days after we are given the notice required in the indenture;

  (5)
  our bankruptcy, insolvency or reorganization; and

  (6)
  any other event of default specified in the prospectus supplement.

        An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

        If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately. If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any acceleration will be subject to the subordination provisions described below under "Subordinated Debt Securities."

        After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series, under certain circumstances, may rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

        Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

        A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

  (1)
  the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

  (2)
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

  (3)
  the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

        Holders may, however, sue to enforce the payment of principal, premium or interest on any series of debt securities or after the due date without following the procedures listed in (1) through (3) above.

        We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.

Modification and Waiver

        We and the trustee may make modifications and amendments to the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment. We may also make modifications and amendments to the indentures for the benefit of the holders, without their consent, for certain purposes including, but not limited to:

  •
  providing for our successor to assume the covenants under the indenture;

  •
  adding covenants or events of default;

  •
  making certain changes to facilitate the issuance of the securities;

  •
  securing the securities;

  •
  providing for a successor trustee;

  •
  curing any ambiguities or inconsistencies;

  •
  permitting or facilitating the defeasance and discharge of the securities; and

  •
  other changes specified in the indenture.

        However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

  •
  change the stated maturity of any debt security;

  •
  reduce the principal, premium, if any, or interest on any debt security;

  •
  reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

  •
  change the place of payment or the currency in which any debt security is payable;

  •
  impair the right to sue for any payment after the stated maturity or redemption date;

  •
  if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders of subordinated debt securities;

  •
  adversely affect the right to convert any debt security; or

  •
  change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

        We may be discharged from our obligations on the debt securities of any series if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

        Each indenture contains a provision that permits us to elect either or both of the following:

  •
  to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and

  •
  to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of these and a number of other covenants:

          (1)  the limitations on sale and lease-back transactions under the senior indenture;

          (2)  the limitations on liens under the senior indenture;

          (3)  covenants as to payment of taxes and maintenance of properties; and

          (4)  the subordination provisions under the subordinated indenture.

        To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the action.

        If any of the above events occur, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securities and, if applicable, conversion and exchange of debt securities.

Notices

        Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

        The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York, without regard to conflicts of laws principles.

Regarding the Trustee

        The indentures limit the right of the trustee, if it becomes our creditor, to obtain payment of claims or secure its claims.

        The trustee is permitted to engage in certain other transactions. If the trustee acquires any conflicting interest, however, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign. J.P. Morgan Trust Company, National Association is also our depositary and affiliates of J.P. Morgan Trust Company, National Association, have performed and continue to perform other services for us in the normal course of business.

Senior Debt Securities

        The senior debt securities will be unsecured, unless we elect otherwise, and will rank equally with all of our other unsecured and non-subordinated senior debt.

  Covenants in the Senior Indenture

        Limitations on Liens.    Neither we nor any restricted subsidiary will issue, incur, create, assume or guarantee any secured debt without securing the senior debt securities equally and ratably with or prior to that secured debt unless the total amount of all secured debt with which the senior debt securities are not at least equally and ratably secured would not exceed the greater of $500 million or 10% of our consolidated net tangible assets.

        Limitations on Sale and Lease-back Transactions.    Subject to the last paragraph of this section, neither we nor any restricted subsidiary will enter into any lease with a term longer than three years covering any of our principal property or any restricted subsidiary that is sold to any other person in connection with that lease unless either:

  (1)
  we or any restricted subsidiary would be entitled to incur indebtedness secured by a mortgage on the principal property involved in such transaction at least equal in amount to the attributable debt with respect to the lease, without equally and ratably securing the senior debt securities, pursuant to "Limitation on Liens" described above; or

  (2)
  an amount equal to the greater of the following amounts is applied within 180 days of such sale to the retirement of our or any restricted subsidiary's long-term debt or the purchase or development of comparable property:

  •
  the net proceeds from the sale; or

  •
  the attributable debt with respect to the sale and lease-back transaction.

        However, either we or our restricted subsidiaries would be able to enter into a sale and lease-back transaction without being required to apply the net proceeds as required by (2) above if the sum of the following amounts would not exceed the greater of $500 million or 10% of our consolidated net tangible assets:

  •
  the total amount of the sale and lease-back transactions; and

  •
  the total amount of secured debt.

  Definitions Relating to the Senior Debt Securities

        "attributable debt" with regard to a sale and lease-back transaction means the lesser of:

          (1)  the fair market value of such property as determined in good faith by our board of directors; or

          (2)  discounted present value of all net rentals under the lease.

        "consolidated net tangible assets" means total assets, less reserves, after deducting:

  (1)
  total current liabilities, excluding:

  •
  notes and loans payable;

  •
  current maturities of long-term debt;

  •
  current maturities of capital leases; and

  (2)
  certain intangible assets, to the extent included in total assets.

        "mortgage" means a mortgage, security interest, pledge, lien, charge or other encumbrance.

        "nonrecourse obligation" means indebtedness substantially related to:

  •
  the acquisition of assets not previously owned by us or any restricted subsidiary; or

  •
  the financing of any project involving the development of our or any of our restricted subsidiaries' property in which the only recourse is to the assets acquired with the proceeds of the transaction or the project financed with the proceeds of the transaction.

        "principal property" means the land, improvements, buildings and fixtures owned by us or a restricted subsidiary located in the United States that constitutes our principal corporate office, any manufacturing plant or any manufacturing facility and has a book value in excess of .75% of our consolidated net tangible assets as of the determination date. Principal property does not include any property that our board of directors has determined not to be of material importance to the business conducted by our subsidiaries and us, taken as a whole.

        "restricted subsidiary" means any subsidiary that owns any principal property, but does not include:

  •
  any subsidiary primarily engaged in financing receivables or in the finance business; or

  •
  any of our less than 80%-owned subsidiaries if the common stock of the subsidiary is traded on any national securities exchange or quoted on the Nasdaq National Market or on the over-the-counter markets.

        "secured debt" means any of our debt or any debt of a restricted subsidiary for borrowed money secured by either a mortgage on any principal property or stock or indebtedness of a restricted subsidiary. Secured debt does not include:

  •
  mortgages on property existing at the time of acquisition of the property by us or any subsidiary, whether or not assumed;

  •
  mortgages on property, shares of stock or indebtedness or other assets of a corporation existing at the time such corporation becomes a restricted subsidiary;

  •
  mortgages on property, shares of stock or indebtedness or other assets existing at the time of acquisition by us or by a restricted subsidiary (including leases);

  •
  mortgages to secure payment of all or any part of the purchase price, or to secure any debt within 12 months after the acquisition thereof, or in the case of property, the completion of construction, improvement or commencement of substantial commercial operation of the property;

  •
  mortgages to secure indebtedness owing to us or to a restricted subsidiary;

  •
  mortgages existing at the date of the senior indenture;

  •
  mortgages on property of an entity existing at the time such entity is merged or consolidated with us or a restricted subsidiary;

  •
  mortgages on property of an entity at the time of a sale or lease of the properties of such entity as an entirety or substantially as an entirety to us or a restricted subsidiary;

  •
  mortgages incurred to finance the acquisition or construction of property secured by mortgages in favor of the United States or a political subdivision of the United States;

  •
  mortgages for taxes, assessments or other governmental charges not yet due or payable without penalty that are being contested by us or a restricted subsidiary, and for which we have adequately reserved;

  •
  mortgages incurred in connection with an asset acquisition or a project financed with a non-recourse obligation;

  •
  mortgages for materialmen's, mechanics', workmen's, repairmen's, landlord's mortgages for rent or other similar mortgages arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested by us or any restricted subsidiary in good faith and by appropriate proceedings;

  •
  mortgages consisting of zoning restrictions, licenses, easements and restrictions on the use of real property and minor irregularities that do not materially impair the use of the real property; or

  •
  mortgages constituting any extension, renewal or replacement of any mortgage listed above to the extent the mortgage is not increased.

Subordinated Debt Securities

        The subordinated debt securities are subordinated in right of payment to the prior payment in full of all senior debt, including any senior debt securities. In the event of our dissolution, winding up, liquidation or reorganization, the holders of senior debt shall be entitled to receive payment in full before holders of subordinated debt securities shall be entitled to receive any payment or distribution on any subordinated debt securities.

        In the event of insolvency, upon any distribution of our assets:

  •
  holders of subordinated debt securities are required to pay over their share of such distribution to the trustee in bankruptcy, receiver or other person distributing our assets to pay all senior debt remaining to the extent necessary to pay all holders of senior debt in full; and

  •
  our unsecured creditors who are not holders of subordinated debt securities or holders of senior debt may recover less, ratably, than holders of senior debt and may recover more, ratably, than the holders of subordinated debt securities.

  Definitions Relating to Subordinated Debt Securities

        "senior debt" means the principal, premium, if any, and unpaid interest on:

  •
  our indebtedness for borrowed money;

  •
  our obligations evidenced by bonds, debentures, notes or similar instruments;

  •
  our obligations under any interest rate swaps, caps, collars, options, and similar arrangements;

  •
  our obligations under any foreign exchange contract, currency swap contract, futures contract, currency option contract, or other foreign currency hedge arrangements;

  •
  our obligations under any credit swaps, caps, floors, collars and similar arrangements;

  •
  indebtedness incurred, assumed or guaranteed by us in connection with the acquisition by us or any of our subsidiaries of any business, properties or assets, except purchase-money indebtedness classified as accounts payable under generally accepted accounting principles;

  •
  our obligations as lessee under leases required to be capitalized on the balance sheet in conformity with generally accepted accounting principles;

  •
  all obligations under any lease or related document, including a purchase agreement, in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under such lease or related document to purchase or to cause a third party to purchase such leased property;

  •
  our reimbursement obligations in respect of letters of credit relating to indebtedness or our other obligations that qualify as indebtedness or obligations of the kind referred to above; and

  •
  our obligations under direct or indirect guaranties in respect of, and obligations to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to above.

        However, senior debt shall not include (i) any indebtedness or obligation that provides that such indebtedness or obligation is not superior in right of payment to the subordinated debt securities or provides that such indebtedness is subordinate to our other indebtedness and obligations and (ii) indebtedness related to our Liquid Yield Option™ Notes due 2017.

        The subordinated debt securities are effectively subordinated to all existing and future liabilities of our subsidiaries. Any right we have to participate in any distribution of the assets of any of our subsidiaries upon their liquidation, reorganization or insolvency, and the consequent right of holders of senior debt securities to participate in those assets, will be subject to the claims of the creditors of such subsidiary. In addition, any claim we may have as a creditor would still be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.

DESCRIPTION OF COMMON STOCK

        Our certificate of incorporation authorizes us to issue up to 9,600,000,000 shares of common stock, par value $0.01 per share. As of January 28, 2002 there were approximately 1,941,391,000 shares of common stock outstanding.

        The holders of common stock as of the applicable record date are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock have cumulative voting rights for the election of our directors in accordance with our bylaws and Delaware law. Subject to preferences applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared from time to time by the board of directors out of funds legally available for distribution, and, in the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share in all assets remaining after payment of liabilities. The common stock has no preemptive or conversion rights and is not subject to further calls or assessments by us. There are no redemption or sinking fund provisions available to the common stock. The common stock currently outstanding is validly issued, fully paid and nonassessable.

        See "Description of Preferred Stock—Shareowner Rights Plan; Preferred Stock Rights Agreement" for information regarding the rights that currently attach to each outstanding share of our common stock.

        The transfer agent and registrar for the common stock is Computershare Investor Services.

Anti-Takeover Effects of Delaware Law

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:

  (1)
  prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder's becoming an interested stockholder;

  (2)
  upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned:

  •
  by persons who are directors and also officers; and

  •
  by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  (3)
  at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines "business combination" to include:

  (1)
  any merger or consolidation involving the corporation and the interested stockholder;

  (2)
  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

  (3)
  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  (4)
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  (5)
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an "interested stockholder" as any entity or person who or which beneficially owns (or within three years did own) 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

        The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

DESCRIPTION OF PREFERRED STOCK

General

        Our certificate of incorporation authorizes us to issue up to 300,000,000 shares of preferred stock, par value $0.01 per share, in one or more series. As of the date of this prospectus, we did not have any outstanding shares of preferred stock or options to purchase preferred stock. Our board of directors, however, has the authority without stockholder consent, subject to certain limitations imposed by law or our bylaws, to issue one or more series of preferred stock at any time. The certificate of designation relating to each series will fix the rights, preferences and restrictions of the preferred stock of each series. A prospectus supplement relating to each such series will specify the terms of the preferred stock as determined by our board of directors, including the following:

  •
  the number of shares in any series;

  •
  the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock;

  •
  the dividend rate and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

  •
  the voting rights of that series of preferred stock, if any;

  •
  any conversion provisions applicable to that series of preferred stock;

  •
  any redemption or sinking fund provisions applicable to that series of preferred stock including whether there is any restriction on the repurchase or redemption of the preferred stock while there is any arrearage in the payment of dividends or sinking fund installments;

  •
  the liquidation preference per share of that series of preferred stock, if any; and

  •
  the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

        We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The description of preferred stock above and the description of the terms of a particular series of preferred stock in the related prospectus supplement will not be complete. You should refer to the certificate of designation for complete information. The prospectus supplement will also contain a description of certain U.S. federal income tax consequences relating to the preferred stock.

        Although it has no present intention to do so, our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights, which could adversely affect the voting power of the holders of common stock. If we issue preferred stock, it may have the effect of delaying, deferring or preventing a change of control.

Shareowner Rights Plan; Preferred Stock Rights Agreement

        The following summary of the principal terms of the rights and the Preferred Stock Rights Agreement, referred to as the rights agreement, is a general description only and is subject to the detailed terms and conditions of the rights agreement. A copy of the rights agreement is attached as Exhibit 4.1 to our registration statement on Form 8-A filed with the SEC on September 4, 2001 and incorporated by reference in this registration statement.

        On August 31, 2001, our board of directors declared a dividend distribution of one right for each outstanding share of our common stock to our shareowners of record at the close of business on September 17, 2001. Each right is subject to the terms of the rights agreement. The rights agreement provides that each share of our outstanding common stock will have the right to purchase one one-thousandth of a share of our Series A Participating Preferred Stock at an exercise price of $180.00, subject to adjustment.

        The rights under the rights agreement currently are attached to and trade only together with outstanding certificates representing our common stock. The rights will separate from our common stock and be represented by separate and distinct certificates approximately ten days after someone acquires or commences a tender offer for 15% or more of our outstanding common stock.

        After the rights separate from our common stock, certificates representing the rights will be mailed to record holders of our common stock. Once distributed, the rights certificates alone will represent the rights.

        All shares of our common stock issued prior to the date the rights separate from the common stock will be issued with the rights attached. The rights are not exercisable until the date the rights separate from the common stock. The rights will expire on September 17, 2011 unless earlier redeemed or exchanged by us.

        If an acquiror, which could be a person or group, obtains, or commences a tender or exchange offer to obtain, 15% or more of our common stock, then each right will entitle the holder to purchase a number of shares of our common stock having a then current market value equal to two times the exercise price.

        Each right will entitle the holder to purchase a number of shares of common stock of the acquiring entity having a then current market value of twice the purchase price if an acquiror obtains 15% or more of our common stock and any of the following occurs:

  •
  HP merges into another entity;
  •
  an acquiring entity merges into HP; or
  •
  HP sells more than 50% of its assets or earning power.

        Under the rights agreement, any rights that are or were owned by an acquiror or its affiliates of more than 15% of our outstanding common stock will be null and void.

        The rights agreement provides that after an acquiror obtains 15% or more of outstanding HP common stock, but less than 50% of outstanding HP common stock, our board of directors may, at its option, exchange all or part of the then outstanding and exercisable rights for HP common stock, other than rights owned by the acquiror or its affiliates. In such an event, the exchange ratio is one common share per right, adjusted to reflect any stock split, stock dividend or similar transaction.

        At its option, our board of directors may redeem all of the outstanding rights under the rights agreement at any time on or prior to the close of business on the earlier of:

  •
  the fifth day following the time that an acquiror obtains 15% or more of outstanding HP common stock or such later date as may be determined by a majority of the board and publicly announced by us; or

  •
  September 17, 2011.

        The redemption price under the rights agreement is $0.001 per right. The right to exercise the rights will terminate upon the action of our board of directors ordering the redemption of the rights and the only right of the holders of the rights will be to receive the redemption price.

        Holders of rights will have no rights as HP shareowners, including without limitation the right to vote or receive dividends, simply by virtue of holding the rights.

        The provisions of the rights agreement may be amended by the board of directors prior to the date ten days after any person acquires 15% or more of HP common stock without approval of the holders of the rights. However, after the date any person acquires 15% or more of HP common stock, the rights agreement may not be amended in any manner which would adversely affect the interests of the holders of the rights, excluding any interests of the acquiror.

        The rights issued under the rights agreement are designed to protect and maximize the value of the outstanding equity interests in HP in the event of an unsolicited attempt by an acquiror to take over HP in a manner or on terms that are not approved by our board of directors. The rights are designed to deter unfair tactics, including a gradual accumulation of shares in the open market of a 15% or greater position, followed by a merger or a partial or two-tier tender offer that does not treat all HP shareowners equally.

        Subject to the restrictions described above, the rights may be redeemed by us at $0.001 per right at any time prior to the time the rights separate from HP common stock. Accordingly, the rights should not interfere with any merger or business combination approved by our board of directors. The rights are not intended to prevent a takeover of HP. However, the rights may have the effect of rendering more difficult or discouraging an acquisition of HP deemed undesirable by our board of directors. The rights will cause substantial dilution to a person or group that attempts to acquire HP on terms or in a manner not approved by our board of directors, except pursuant to an offer conditioned upon redemption of the rights.

DESCRIPTION OF THE DEPOSITARY SHARES

        At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction, to be set forth in the prospectus supplement, of a share of a particular series of preferred stock. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.

        The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

        Depositary receipts issued pursuant to the depositary agreement will evidence the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

        The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the forms of the deposit agreement, our certificate of incorporation and the certificate of amendment for the applicable series of preferred stock that are, or will be, filed with the Securities and Exchange Commission.

Dividends

        The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date, which will be the same date as the record date for the preferred stock.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation Preference

        In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

        If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not fewer than 35 nor more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock and the depositary shares.

Voting

        Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder's depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

        Owners of depositary shares are entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and Termination of Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by the depositary or us only if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  there has been a final distribution in respect of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement to be for their accounts. The depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt if the charges are not paid.

Miscellaneous

        The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

        Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering a notice to us of its election to do so. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

Federal Income Tax Consequences

        Owners of the depositary shares will be treated for United States federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. As a result, owners will be entitled to take into account for United States federal income tax purposes, income and deductions to which they would be entitled if they were holders of such preferred stock. No gain or loss will be recognized for United States federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares. The tax basis of each share of preferred stock to an exchanging owner of depositary shares will be, upon such exchange, the same as the aggregate tax basis of the depositary shares exchanged. The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

DESCRIPTION OF THE WARRANTS

General

        We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        This summary of certain provisions of the warrants is not complete. For the complete terms of the warrant agreement, you should refer to the provisions of the warrant agreement that will be filed with the Securities and Exchange Commission in connection with the offering of warrants.

Debt Warrants

        The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of the debt warrants, including the following:

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  the title of the debt warrants;

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  the offering price for the debt warrants, if any;

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  the aggregate number of the debt warrants;

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  the designation and terms of the debt securities purchasable upon exercise of the debt warrants;

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  if applicable, the designation and terms of the debt securities that the debt warrants are issued with and the number of debt warrants issued with each debt security;

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  if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

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  the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the price at which the debt securities may be purchased upon exercise, which may be payable in cash, securities or other property;

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  the dates on which the right to exercise the debt warrants will commence and expire;

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  if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

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  whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

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  information with respect to book-entry procedures, if any;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  if applicable, a discussion of material United States federal income tax considerations;

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  the antidilution provisions of the debt warrants, if any;

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  the redemption or call provisions, if any, applicable to the debt warrants; and

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  any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Stock Warrants

        The prospectus supplement relating to a particular issue of warrants to issue our common stock or preferred stock will describe the terms of the warrants, including the following:

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  the title of the warrants;

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  the offering price for the warrants, if any;

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  the aggregate number of the warrants;

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  the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

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  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

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  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

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  the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

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  the dates on which the right to exercise the warrants shall commence and expire;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  if applicable, a discussion of material United States federal income tax considerations;

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  the antidilution provisions of the warrants, if any;

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  the redemption or call provisions, if any, applicable to the warrants; and

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  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

PLAN OF DISTRIBUTION

        We may sell the securities separately or together:

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  through one or more underwriters or dealers in a public offering and sale by them,

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  directly to investors, or

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  through agents.

        We may describe the securities from time to time:

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  in one or more transactions at a fixed price or prices, which may be changed from time to time,

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  at market prices prevailing at the times of sale,

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  at prices related to such prevailing market prices, or

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  at negotiated prices.

        We will describe the method of distribution of the securities in the prospectus supplement.

        We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters' obligations in the related supplement to this prospectus.

        Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act of 1933, as amended. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

        We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

        All debt securities will be new issues of securities with no established trading market. Underwriters involved in the public offering and sale of debt securities may make a market in the debt securities. However, they are not obligated to make a market and may discontinue market-making activity at any time. No assurance can be given as to the liquidity of the trading market for any debt securities.

        Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS

        Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California, will pass upon the validity of the issuance of the securities offered by this prospectus for us.

EXPERTS

        Our consolidated financial statements and schedule at October 31, 2001 and 2000 and for the years then ended, appearing in our Annual Report on Form 10-K, as amended January 30, 2002, for the year ended October 31, 2001, have been audited by Ernst &Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        Our consolidated financial statements and schedule for the year ended October 31, 1999 incorporated in this prospectus by reference to the Annual Report on Form 10-K, as amended January 30, 2002, for the year ended October 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements and schedule of Compaq Computer Corporation at December 31, 2001 and 2000 and for each of the two years in the period ended December 31, 2001, appearing in our Current Report on Form 8-K dated February 14, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements and schedule of Compaq Computer Corporation for the year ended December 31, 1999 incorporated in this prospectus by reference to Hewlett-Packard Company's Current Report on Form 8-K dated February 14, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

QuickLinks

Prospectus Supplement
Prospectus
ABOUT THIS PROSPECTUS SUPPLEMENT; PRICING SUPPLEMENTS
RISK FACTORS
DESCRIPTION OF THE NOTES
SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES
UNITED STATES FEDERAL TAXATION
SUPPLEMENTAL PLAN OF DISTRIBUTION
LEGAL OPINIONS
EXPERTS
GLOSSARY

SUMMARY
About Hewlett-Packard Company
Recent Developments
The Securities We May Offer
WHERE YOU CAN FIND MORE INFORMATION
RISK FACTORS
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF THE DEBT SECURITIES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF THE DEPOSITARY SHARES
DESCRIPTION OF THE WARRANTS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS